UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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THE MICHAELS COMPANIES, INC.
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8000 Bent Branch Drive

Irving, Texas 75063

April 30,  2020

Dear Stockholder:

We cordially invite you to attend our 2020 Annual Meeting of Stockholders on Wednesday, June 10,  2020, at 8:00 a.m. (local time), to be held at 8000 Bent Branch Drive, Irving, Texas 75063.

We are monitoring the coronavirus (COVID-19) situation closely, and we want to ensure that we are doing our part to protect the health and safety of our employees and stockholders. As the Annual Meeting approaches, we may choose to replace the in-person meeting at the Michaels Support Center with a virtual-only event, or have a hybrid meeting, with the option to attend virtually or in-person.  Any such change will be announced via press release, which will be filed as additional proxy materials with the Securities and Exchange Commission.

The Michaels Companies, Inc. has elected to deliver our proxy materials to our stockholders under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 30,  2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 Annual Meeting of Stockholders and our 2019 Annual Report to Stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

The Notice will serve as an admission ticket for one stockholder (or proxyholder) to attend the 2020 Annual Meeting of Stockholders. If you request and receive a paper copy of the proxy materials in the mail, the proxy card includes an admission ticket for one stockholder (or proxyholder) to attend the Annual Meeting of Stockholders. All stockholders and proxyholders must also present a valid form of government‑issued picture identification in order to attend.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

We hope that you will be able to join us on June 10th.

Sincerely,

James A. Quella	Ashley Buchanan
Chairman of the Board	Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2020

The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of The Michaels Companies, Inc. (the “Company” or “Michaels”) will be held at the Company’s Support Center*, 8000 Bent Branch Drive, Irving, Texas 75063 on Wednesday,  June 10,  2020 at 8:00 a.m. (local time).

The Annual Meeting will be held for the following purposes as further described in the proxy statement accompanying this notice:

*	to elect the directors standing for election as specifically named in the proxy statement;
*

to approve the amendment and restatement of the Second Amended and Restated Michaels 2014 Omnibus Long-Term Incentive Plan (such amendment and restatement, the “Proposed Plan”),  which provides for an increase of the shares of Common Stock available for award under the Proposed Plan and the removal of certain technical changes to provisions that are no longer applicable following the enactment of the Tax Cuts and Jobs Act of 2017;

*	to ratify the appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the current fiscal year; and
*	any other business properly brought before the meeting.

Stockholders of record at the close of business on April 15, 2020 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.

To attend the Annual Meeting, you must demonstrate that you were a Michaels stockholder as of the close of business on April 15, 2020, or hold a valid proxy for the Annual Meeting from such a stockholder. If you received a Notice of Internet Availability of Proxy Materials, the Notice will serve as an admission ticket for one stockholder to attend the 2020 Annual Meeting of Stockholders. If you request and receive a paper copy of the proxy materials in the mail, the proxy card includes an admission ticket for one stockholder to attend the Annual Meeting of Stockholders. You may alternatively present a brokerage statement showing proof of your ownership of Michaels stock as of April 15, 2020.  All stockholders must also present a valid form of government‑issued picture identification in order to attend. Please allow additional time for these procedures.

By Order of the Board of Directors

Tim Cheatham
Secretary

Irving, Texas

April 30, 2020

* Special COVID-19 Note: Michaels is monitoring the impact of COVID-19 closely, and we want to ensure that we are doing our part to protect the health and safety of our employees and stockholders. As the Annual Meeting approaches, we may choose to replace the in-person meeting at the Michaels Support Center with a virtual-only event, or have a hybrid meeting, with the option to attend virtually or in-person. Any such change will be announced via press release, which will be filed as additional proxy materials with the Securities and Exchange Commission.

THE MICHAELS COMPANIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 10, 2020

PROXY STATEMENT

The Board of Directors of The Michaels Companies, Inc. is soliciting your proxy for the 2020 Annual Meeting. Attendance in person or by proxy of a majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the meeting.

You may vote on the Internet, using the procedures and instructions described on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received. If you request and receive a paper copy of these proxy materials, included with such copy is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. You may vote by telephone using the toll‑free telephone number contained on the Notice, proxy card, or voting instruction card. Both Internet and telephone voting provide easy‑to‑follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected.

You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later‑dated proxy card, or delivering a written revocation to the Secretary of Michaels.

Stockholders of record at the close of business on April 15, 2020 are entitled to vote at the meeting. Each of the 147,327,746 shares of Common Stock outstanding on the record date is entitled to one vote.

This proxy statement, the proxy card and the 2019 Annual Report to Stockholders for our fiscal year ended February 1,  2020 (fiscal 2019) are being first mailed or made available to stockholders on or about the date of the notice of meeting. Our address is 8000 Bent Branch Drive, Irving, Texas 75063.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 10, 2020: Our proxy statement is attached. Financial and other information concerning Michaels is contained in our 2019 Annual Report to Stockholders for the fiscal year ended February 1, 2020. The proxy statement and our 2019 Annual Report to Stockholders are available on our website at http://investors.michaels.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Second Amended and Restated Certificate of Incorporation (the “Charter”) provides for no fewer than three and no more than fifteen Directors, with the exact number to be fixed by our Board of Directors. Our Board currently consists of ten Directors. The current term of all of our Directors expires at the Annual Meeting.

On December 27, 2019, the Company announced the appointment of Ashley Buchanan as President and Chief Executive Officer Designate of the Company and a member of the Company’s Board of Directors, both effective as of January 6, 2020. After a transition period ending April 1, 2020, Mr. Buchanan succeeded Mark S. Cosby as Chief Executive Officer. Following the Chief Executive Officer transition, Mr. Cosby remained employed by the Company as a Senior Advisor and a member of the Board of Directors.

All of our current Directors are standing for election at the Annual Meeting and have been recommended for nomination by our Nominating and Governance Committee and nominated by our Board for election at the Annual Meeting.

In making its recommendations for nominees, the Nominating and Governance Committee seeks nominees with established strong professional reputations, sophistication and experience in the retail and consumer industries. We also seek nominees with experience in substantive areas that are important to our business such as marketing and brand management; sales, buying and distribution; accounting, finance and capital structure; strategic planning and leadership of complex organizations; technology and social and digital media; human resources and development practices; and strategy and innovation. Our nominees hold or have held senior executive positions in large, complex organizations or in businesses related to important substantive areas, and in these positions have also gained experience in core management skills and substantive areas relevant to our business. Our nominees also have experience serving on boards of directors and board committees of other public companies, and each of our nominees has an understanding of corporate governance practices and trends.

We believe that each of our nominees possesses the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below. The Board believes that each of the nominees listed brings strong skills and experience to the Board, giving the Board as a group the appropriate skills to exercise its responsibilities.

In connection with our initial public offering, we entered into an investor agreement (the “Investor Agreement”) with our significant stockholders at the time, affiliates of or funds advised by Bain Capital Private Equity, L.P. (“Bain”) and The Blackstone Group Inc. (“Blackstone”). The Investor Agreement, among other things, granted each of Bain and Blackstone the right, subject to certain conditions, to name representatives to our Board. Bain currently has the right to designate up to three nominees for election to our Board and has designated Joshua Bekenstein and Ryan Cotton.  On October 11, 2019, Blackstone entered into a letter agreement with the Company and Bain pursuant to which Blackstone irrevocably waived their rights under the Investor Agreement to nominate and/or designate persons to the Board. Peter Wallace subsequently resigned from the Board. For more information, see “– Corporate Governance – Investor Agreement.”

Each nominee has consented to be named as a nominee for election as a Director and has agreed to serve if elected. If any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by our Board of Directors, unless the Board chooses to reduce further the number of Directors. Management is not aware of any circumstances that would render any nominee unavailable. Directors elected at the Annual Meeting will hold office until the 2021 Annual Meeting or until their successors are elected and qualified.

Members of the Board are elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominees with the most votes will be elected. Shares voting “Abstain” or broker non‑votes will have no effect on the election of Directors. Brokers, banks and other nominees have no discretionary voting power in respect of this item. See, “Voting Requirements and Proxies.”

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Your Board of Directors unanimously recommends that you vote FOR the election of each of the nominees as director.

Set forth below is information concerning each of the incumbent directors standing for election, including their ages as of April 15, 2020, present principal occupations, other business experiences during at least the last five years, membership on committees of the Board, public company directorships held during the last five years and certain other directorships.

Name	Age	Director Since	Committee Membership
Josh Bekenstein	61	October 31, 2006	—
Ashley Buchanan	46	January 6, 2020	—
Mark S. Cosby	61	February 28, 2019	—
Ryan Cotton	41	December 8, 2017	Compensation Committee
Monte E. Ford	60	September 10, 2015	Audit Committee; Nominating and Governance Committee
Karen Kaplan	60	April 8, 2015	Audit Committee; Nominating and Governance Committee
Matthew S. Levin	54	October 31, 2006	Compensation Committee
John J. Mahoney	68	September 18, 2013	Audit Committee; Nominating and Governance Committee
James A. Quella	70	October 31, 2006	Compensation Committee
Beryl B. Raff	69	September 23, 2014	Compensation Committee

Mr. Bekenstein is Co-Chair of Bain, having joined Bain at its inception in 1984. Prior to joining Bain, Mr. Bekenstein spent two years at Bain & Company as a consultant, where he was involved with companies in a variety of industries. Mr. Bekenstein serves as a director of Bright Horizons Family Solutions, BRP Inc., Canada Goose Holdings Inc. and Dollarama Inc. Mr. Bekenstein received an M.B.A. from Harvard Business School and a B.A. from Yale University. Mr. Bekenstein has extensive experience with capital markets transactions and investments for public and private companies.  Mr. Bekenstein’s experience as a senior executive of a leading alternative investment firm and as a director of companies in various business sectors makes him uniquely qualified to serve on our Board.

Mr. Buchanan became Chief Executive Officer on April 1, 2020. He initially joined the Company as President and Chief Executive Officer Designate and as a  member of the Board of Directors, each effective January 6, 2020. Prior to joining the Company, Mr. Buchanan served in various roles of increased leadership and responsibility across Walmart Inc. (previously Walmart Stores, Inc.), most recently as Chief Merchant for Walmart U.S. eCommerce since July 2019.  From February 2017 to July 2019, he also served as the Chief Merchant at Sam’s Club where he led a merchandising team and oversaw activities including assortment, private brand strategy, pricing, global sourcing, packaging, replenishment and supply chain. Mr. Buchanan has also served in a broad set of senior merchandising roles at Walmart Inc. since joining in 2007. Prior to his tenure at Walmart, Mr. Buchanan held a variety of positions in finance at Dell and spent five years at Accenture focused on the retail industry.

Mr. Cosby was named Interim Chief Executive Officer and member of the Board of Directors in February 2019. In October 2019, he was named Chief Executive Officer, before transitioning out of the role on April 1, 2020. Prior to joining the Company, Mr. Cosby served as President, North America for Office Depot from July 2014 until December 2016. From September 2011 to November 2013, Mr. Cosby served as President, Retail at CVS Caremark Corporation, where he was responsible for all aspects of the $65 billion retail business, including 7,600 retail stores, 19 distribution centers, retail merchandising, supply chain, marketing, real estate and store pharmacy operations. Prior to CVS, Mr. Cosby spent five years at Macy’s, Inc., where he served in a number of executive roles, including President, Stores from April 2009 to August 2011. Prior to Macy’s, Inc., Mr. Cosby served as President, Full-line Stores at Sears, Roebuck & Company and Chief Operating Officer and Chief Development Officer at YUM! Brands, Inc. Mr. Cosby serves on the Board of Directors of 2nd Swing, a specialty retailer and online seller of new and used golf equipment and accessories.

Mr. Cotton is a Managing Director of Bain, having joined in 2003. He currently serves on the Board of Directors of Canada Goose Holdings Inc., as the chair of the Nominating and Governance Committee and as a member of its Compensation Committee. He also serves on the boards of private companies, including Blue Nile Inc., Maesa, Varsity Brands and Virgin Voyages. Mr. Cotton also currently serves on the board of directors and board of trustees for city Year New York and St. Mark’s School of Texas, respectively. Mr. Cotton received his B.A. from Princeton University and received an M.B.A. from Stanford University. Mr. Cotton adds value to our Board through his extensive retail experience and prior public and private board service.

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Mr. Ford is currently the Principal Partner at the CIO Strategy Exchange, an organization of the top 50 sitting Chief Information Officers in business. From February 2012 until September 2013, he was the Chief Executive Officer of Aptean Software Corporation, a provider of enterprise application software. Prior to joining Aptean, he served as Senior Vice President and Chief Information Officer of American Airlines, Inc. from December 2000 through December 2011. Mr. Ford currently sits on the board of directors of Akamai Technologies, Inc., a leading internet network and security company where he serves on the Compensation Committee and Nominating and Corporate Governance Committee, and Iron Mountain Incorporated, a storage and information management company where he serves on the Compensation Committee and Risk and Safety Committee. Mr. Ford’s diverse leadership experience as well as extensive background in Information Technology make him a valuable contributor to our Board.

Ms. Kaplan has served as Chairman and Chief Executive Officer of Hill Holliday, Inc., one of the nation’s largest advertising agencies, since 2013, and has served in various roles for Hill Holliday since 1982. Ms. Kaplan is a Trustee of Fidelity Investments, a multinational financial services corporation, where she serves on the Audit and Compliance Committee and Nominating and Governance Committee. Ms. Kaplan was previously a member of the board of directors of each of Vera Bradley, Inc. and DSM USA Insurance Company, Inc. Ms. Kaplan holds a B.A. from the University of Massachusetts. Ms. Kaplan’s significant marketing and branding experience, as well as her strong tactical and financial background, allow her to provide valuable insight and make important contributions to our Board.

Mr. Levin retired as a Senior Advisor for Bain in September 2019, a role that he held since 2016. From 2001 through 2015, Mr. Levin was a Managing Director of Bain in Bain’s Private Equity business. Prior to joining Bain in 1992, Mr. Levin was a consultant at Bain & Company where he consulted in the consumer products and manufacturing industries. Mr. Levin received an M.B.A from Harvard Business School where he was a Baker Scholar, and a B.S. from the University of California Berkeley. Mr. Levin’s significant experience in and knowledge of corporate finance and managing companies put him in a position to provide important contributions to our Board.

Mr. Mahoney retired as Vice Chairman of Staples, Inc. in July 2012, having served as Vice Chairman since January 2006. Mr. Mahoney also served as Chief Financial Officer for Staples, Inc. from 1996 through January 2012. Prior to 1996, Mr. Mahoney was a partner at Ernst & Young, LLP. He currently serves on the Board of Directors of Bloomin’ Brands, Inc., Burlington Stores, Inc. and Chico’s FAS, Inc. In addition to serving on the Audit Committees of each of Bloomin’ Brands, Inc. and Chico’s FAS, Inc., Mr. Mahoney also serves on the Nominating and Governance Committee of Bloomin’ Brands, Inc. and the Compensation Committees of both of Burlington Stores, Inc. and Chico’s FAS, Inc. Previously, Mr. Mahoney served on the Board of Directors of Advo, Inc. and Zipcar, Inc. Mr. Mahoney holds an M.B.A. from Northeastern University, as well as an undergraduate degree from the College of the Holy Cross. Mr. Mahoney’s strong financial background and experience as a Vice Chairman and former Chief Financial Officer of a Fortune 500 retail company enables him to provide valuable counsel to our management and Board.

Mr. Quella was named Chairman of the Board in April 2019, having previously served as Lead Independent Director since November 2018. Mr. Quella retired as a Senior Managing Director, Senior Operating Partner and co-head of the Portfolio Operations Group at Blackstone in the Private Equity Group in June 2014, having served in these roles since 2003. Mr. Quella received a B.A. in International Studies from The University of Wisconsin-Madison and an M.B.A. with Dean’s Honors from the University of Chicago Graduate School of Business. Mr. Quella serves as a director of Dun and Bradstreet Corporation and FGL Holdings, and serves on the Compensation Committees of FGL Holdings, the Audit Committee of Dun and Bradstreet Corporation and the Nominating and Corporate Governance Committee of FGL Holdings. Mr. Quella was formerly a director of Allied Waste, Catalent Pharma Solutions, Inc., Columbia House, Celanese Corporation, DJO Global, Inc., Freescale Semiconductor, Inc., Graham Packaging Company, L.P., Houghton Mifflin Harcourt Company, Intelenet Global Services, Lionbridge Technologies, Inc., The Nielsen Company and Vanguard Health Systems, Inc. Due to contributions that Mr. Quella can provide to our Board resulting from his financial expertise, as well as his significant experience in working with companies transitioning from control by private equity sponsors, he is qualified to be on and is an asset to our Board.

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Ms. Raff has been Chief Executive Officer and Chairman of Helzberg Diamond Shops, Inc., a wholly owned subsidiary of Berkshire Hathaway Inc., since April 2009. From 2001 to 2009, and prior to joining Helzberg, Ms. Raff served in various management positions at J. C. Penney Company, Inc., most recently as Executive Vice President and General Merchandising Manager since September 2005. Prior to joining J.C. Penney, Ms. Raff served as Chairman and CEO of Zale Corporation. Ms. Raff is a director of Helen of Troy, Ltd., and serves on its Audit Committee. Ms. Raff was previously a director of Group 1 Automotive, Inc., Jo‑Ann Stores, Inc., The Make-A-Wish Foundation and Zale Corporation. Ms. Raff received her B.B.A. from Boston University and her M.B.A. from Drexel University. Ms. Raff adds value to our Board through her extensive experience in operating and managing large retail companies, as well as her prior public board service.

BOARD STRUCTURE AND BOARD COMMITTEES

Board Committees

We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board. A copy of each charter can be found by clicking on “Governance” in the Investor Relations section of our website www.michaels.com.  The Board considers the Nominating and Governance Committee’s recommendation prior to appointing the individuals to serve as members of each committee. Each member serves until his or her successor is elected and qualified, unless he or she is earlier removed or resigns. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Audit Committee

The purpose of the Audit Committee is to assist the Board in fulfilling the Board’s oversight responsibilities with various aspects of the Company’s business, including but not limited to the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Audit Committee’s primary duties and responsibilities are to:

*

appoint, compensate, retain and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and review and appraise the audit efforts of our independent accountants;

*

establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

*	determine funding of various services provided by accountants or advisers retained by the committee;
*	review our financial reporting processes and internal controls;
*	review and approve related‑party transactions or recommend related‑party transactions for review by independent members of our Board; and
*	provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee consists of Mr. Ford, Ms. Kaplan and Mr. Mahoney, each of whom has been determined to be an independent director by our Board. Mr. Mahoney, the Audit Committee Chair, is also an “audit committee financial expert” within the meaning of Item 407 of Regulation S‑K. A copy of the Audit Committee charter is available on our website. The Audit Committee met eight times in fiscal 2019.

Compensation Committee

The purpose of the Compensation Committee is to assist the Board in fulfilling responsibilities relating to oversight of the Company’s incentive and equity‑based compensation programs as well as the compensation of our directors, executive officers and certain other employees. The Compensation Committee reviews and provides recommendations and guidance to our Board with respect to compensation plans, policies and programs and specific compensation levels for all executive officers. In fiscal 2019, the Compensation Committee met 19 times. The Compensation Committee currently consists of Ms. Raff and Messrs. Cotton, Levin and Quella, each of whom has been

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determined to be an independent director by our Board. Mr. Levin currently serves as the Compensation Committee Chair. Mr. Cotton was appointed to the Compensation Committee on October 3, 2019.  Mr. Wallace resigned from the Compensation Committee effective October 11, 2019 in connection with his resignation from the Board. A copy of the Compensation Committee charter is available on our website.

Nominating and Governance Committee

The purpose of the Nominating and Governance Committee is to oversee the director nomination process and maintain the Company’s corporate governance guidelines. The Nominating and Governance Committee’s primary duties and responsibilities are to review recommendations and nominations for individuals to serve as directors, recommend a slate of director nominees to the Board, taking into account each candidate’s ability, judgment and experience and the overall diversity and composition of the Board, determine and recommend for Board approval independence of our directors and manage the Board and committee evaluation process. The committee is also responsible for recommending to the Board qualified individuals to serve as committee members on the various Board committees, annually reviewing the Company’s corporate governance guidelines and identifying best practices with respect to corporate governance. A copy of the Nominating and Governance Committee charter is available on our website.

The Nominating and Governance Committee consists of Mr. Ford, Ms. Kaplan and Mr. Mahoney, each of whom has been determined to be an independent director by our Board. Ms. Kaplan currently serves as the Nominating and Governance Committee Chair. In fiscal 2019, the Nominating and Governance Committee met five times.

CORPORATE GOVERNANCE

Our Board is responsible for governing the business and affairs of the Company. Highlights of our corporate governance practices are described below.

Board Independence. The Board evaluates any relationships of each director and nominee and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of Nasdaq. Our Board reviews any transactions and relationships between each non‑management director or any member of his or her immediate family and the Company. The purpose of this review is to determine whether there are any such transactions or relationships and if so, whether they are inconsistent with a determination that the director was independent. The Nominating and Governance Committee also reviews such transactions and relationships when recommending which directors are to serve on the committees of the Board. The Board has determined that each of Messrs. Bekenstein,  Cotton, Ford, Levin, Mahoney and Quella and Mses. Kaplan and Raff is independent under our Corporate Governance Guidelines and Nasdaq listing standards.

Board Expertise and Diversity. Our Corporate Governance Guidelines provide that the Board shall be committed to a diversified membership, in terms of both the individuals involved as well as their personal backgrounds, various experiences and areas of expertise. We also seek a Board that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and at least one member of our Audit Committee is an audit committee financial expert.

Board Annual Performance Reviews. Our Corporate Governance Guidelines and Nominating and Governance Committee charter provide that the Nominating and Governance Committee shall be responsible for periodically, and at least annually, conducting an evaluation of the Board as a whole, as well as each of the committees’ performance, on an annual basis. Using criteria developed to conduct these evaluations, the Nominating and Governance Committee shall report to the Board on its findings.

Board Nominees. Our Nominating and Governance Committee is responsible for recommending for Board approval the candidates for election to the Board at the Company’s annual meeting of stockholders and for recommending individuals to fill vacancies on the Board that may occur between annual meetings of stockholders. It is the policy of the Nominating and Governance Committee to consider recommendations for director nominees from all sources, including stockholders, and to evaluate all recommendations under the same standards and criteria. Stockholders may recommend a director candidate for the consideration of the Nominating and Governance Committee

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by submitting the candidate’s name and biography c/o Office of the Corporate Secretary, The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, Texas 75063. The Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of the Company’s industry and business environment, time commitment and acumen. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all Board and applicable committee meetings. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business, represent stockholder interests and exercise sound judgment using its diversity of experience. In addition, the Nominating and Governance Committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills. See “Proposal 1 Election of Directors” for the biographical information of the director nominees. Stockholders may also nominate director candidates for election at an annual meeting of stockholders, according to the procedures set forth in our bylaws, which are posted on our website, www.michaels.com. See also “Stockholder Proposals and Director Nominations.”

Board Leadership Structure. Under our Corporate Governance Guidelines, our Board may select a Chairman of the Board of Directors at any time, who may, but is not required to, also be an executive officer of the Company. In fiscal 2019, the Board decided to separate the roles of Chairman and Chief Executive Officer.  James Quella has served as the Chairman of the Board since April 2019. The Board currently believes that separating the roles allows the Chief Executive Officer to focus on the business and day to day operations of the Company while the Chairman handles the Board governance processes.

Policies Relating to Board Service. It is our policy that no director shall be nominated who has attained the age of 73 prior to or on the date of his or her election or re‑election. We also expect each of our directors to attend the Annual Meeting of Stockholders. Under our Audit Committee Charter, members of the Audit Committee should serve on no more than three separate public company audit committees simultaneously without prior review and determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

Attendance. Our Board of Directors held 13 meetings in fiscal 2019. During fiscal 2019, each of our current directors attended at least 75% of the Board and committee meetings on which he or she served during the periods that he or she served. Our independent directors also met separately in executive session at each of our regularly scheduled Board meetings during the year. Nine of our then ten directors attended the 2019 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct. We have adopted a written Code of Business Ethics and Conduct (the “Code of Ethics”) that applies to our directors, officers and employees, including our executive officers, and is designed to ensure that our business is conducted with integrity. The Code of Ethics covers professional conduct, conflicts of interest, the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. A copy of the Code of Ethics is posted on our website, at www.michaels.com. We intend to disclose any future amendments to, or waivers from, the Code of Ethics for our executive officers within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8‑K with the Securities and Exchange Commission, or the SEC.

Environmental and Corporate Social Responsibility. We operate by a set of core values, including giving back and doing the right thing. Our environmental sustainability and social responsibility efforts reflect those values. Michaels has long pursued initiatives that are good for society as well as our profitability, and in 2019, we published our first Corporate Social Responsibility Report. We believe in the value of environmentally sound business practices throughout our operations, including energy conservation as well as recycling and waste reduction efforts. We also expect our merchandise vendors and their factories to follow a certain set of standards and principles, including with respect to human rights. Each merchandise vendor must agree in writing to comply with our Vendor Code of Conduct and Human Rights Policy (the “Vendor Code”) as a prerequisite to doing business with us. Those principles include, among others, respecting an employee’s basic human rights, non-discriminatory hiring practices, fair compensation, a ban on child or slave/forced labor, and maintaining a safe working environment. The latest 2020 Corporate Social Responsibility Report as well as the Vendor Code are posted on our website.

Communications with Directors. Stockholders and other interested parties may communicate directly with the Board, the non‑management directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Office of the Corporate Secretary, The Michaels Companies, Inc., 8000 Bent

2020 PROXY STATEMENT | 7

Branch Drive, Irving, Texas 75063. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the Board.

Online Availability of Information. The current versions of our Charter, bylaws, Corporate Governance Guidelines, Code of Ethics, Vendor Code and charters for our Audit, Compensation and Nominating and Governance Committees are available on our website at www.michaels.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any other entity (other than a subsidiary of the Company) that has one or more executive officers who serve on our Board or Compensation Committee.

Our Board’s Role in Risk Oversight

The Board has oversight responsibility for the systems established to report and regularly monitor the most significant risks applicable to Michaels. The Board administers its risk oversight role directly and through its committee structure and the committees’ regular reports to the Board at Board meetings. The Board reviews strategic, financial and execution risks and exposures associated with the annual plan and multi‑year plans, major litigation and other matters that may present material risk to the Company’s operations, plans, prospects or reputation, acquisitions and divestitures and senior management succession planning. The Audit Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, data security and cybersecurity. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Nominating and Governance Committee reviews risks and best practices with respect to corporate governance guidelines.

It is also management’s responsibility to manage risk and bring to the Board’s attention risks that are material to Michaels, including risks related to cybersecurity. The Company’s management provides quarterly reports to the Audit Committee on cybersecurity updates and preventive measures being taken to avoid attacks. As the Company reviews and updates its cybersecurity plans and policies, it plans to continue to take the steps it believes are necessary to ensure effective Board oversight of this area.

Related Person Transactions Policy

In accordance with the charter of our Audit Committee and our Related Person Transaction Policy, our Audit Committee is be responsible for reviewing and approving related person transactions.

The Related Person Transaction Policy applies to transactions, arrangements and relationships (or any series of similar transactions, arrangements or relationships) where the aggregate amount involved will, or may be expected to, exceed $120,000 in any calendar year, and where we (or our subsidiaries) are a participant and in which a related person has or will have a direct or indirect material interest. A related person is: (1) any person who is, or at any time since the beginning of our fiscal year was, a director or executive officer of the Company, or a nominee for director or executive officer of the Company; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons has a position or relationship, or in which such person, together with his or her immediate family members, has a 10% or greater beneficial ownership.

In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy with respect to related person transactions will require our Audit Committee to consider, among other factors it deems appropriate:

*	the benefits to the Company;
*	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship;
*	the availability of other sources for comparable products or services;
*	the terms of the transaction; and

8 |

*	the terms available to unrelated third parties or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

Our Related Person Transaction Policy is available on our website www.michaels.com.

Investor Agreement

As described above, we entered into an Investor Agreement with Bain and Blackstone that in addition to certain indemnification rights, grants each of them the right, subject to certain conditions, to name representatives to our Board. On October 11, 2019, Blackstone entered into a letter agreement with the Company and Bain pursuant to which Blackstone irrevocably waived their rights under the Investor Agreement to nominate and/or designate persons to the Board. Bain has maintained the right to designate up to three nominees for election to our Board until such time as it owns less than 25% of our outstanding Common Stock, up to two nominees if its ownership level is 10% or more but less than 25% of our outstanding Common Stock and one nominee if its ownership level is 3% or more but less than 10% of our outstanding Common Stock.

Subject to the terms of the Investor Agreement, each of Bain and Blackstone originally agreed to vote its shares in favor of the election of the director nominees designated by each other pursuant to the agreement. In the October 11, 2019 letter agreement, Blackstone agreed that, with respect to any vote, consent or other approval to come before the Company’s stockholders, they would vote their shares of the Company’s common stock in excess of 9.99% of the outstanding common stock in the same manner and in the same proportion as those shares voted by the other holders of the Company’s common stock. For more information with respect to their ownership, please see “Stock Ownership Information” herein.

Amended and Restated Registration Rights Agreement

In connection with our initial public offering, our existing registration rights agreement with Bain, Blackstone and certain other stockholders was amended and restated. The amended and restated registration rights agreement provided Bain and Blackstone certain demand registration rights in respect of their shares of our Common Stock. In addition, in the event that we registered additional shares of Common Stock for sale to the public, we were required to give notice of such registration to each of Bain and Blackstone and the other stockholders party to the agreement of our intention to effect such a registration, and, subject to certain limitations, Bain, Blackstone and such holders have piggyback registration rights providing them with the right to require us to include shares of Common Stock held by them in such registration. We were required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by Bain, Blackstone or other holders described above. As a result of Mr. Wallace’s resignation from our board of directors and the October 11, 2019 letter agreement among Blackstone, Bain and the Company, Blackstone no longer holds registrable securities under the amended and restated registration rights agreement. Bain is currently the only stockholder with registrable securities under this agreement. The amended and restated registration rights agreement includes customary indemnification provisions.

2020 PROXY STATEMENT | 9

EXECUTIVE OFFICERS

Our current executive officers, their ages as of April 15, 2020, and their business experience during at least the past five years are set forth below.

Name	Age	Position
Ashley Buchanan	46	Chief Executive Officer
Vidya Jwala	48	Chief Customer Officer
Tim Cheatham	56	Executive Vice President – General Counsel, Chief Compliance Officer and Secretary
J. Robert Koch	55	Executive Vice President – Stores and Development
James E. Sullivan	56	Senior Vice President – Chief Accounting Officer and Controller

Effective January 31, 2020, Denise Paulonis resigned from her role as the Company’s Chief Financial Officer. The Company promptly initiated a search to identify and recruit a new candidate for the role of Chief Financial Officer. Mr. Sullivan has been appointed as the principal financial officer, on an interim basis until a permanent Chief Financial Officer is named.

See “Proposal 1 – Election of Directors” for a description of Mr. Buchanan’s business experience.

Mr. Jwala was named Chief Customer Officer in November 2019. Prior to joining the Company, Mr. Jwala was the Chief eCommerce and Supply Chain Officer at Dick’s Sporting Goods, Inc. from August 2018 to November 2019, overseeing omnichannel integration of eCommerce and supply chain efforts. While there, Mr. Jwala was instrumental in accelerating the company’s eCommerce business as well improving the digital experience and loyalty for their customers through content, pricing, assortment, and convenience. Prior to his role at Dick’s Sporting Goods, Inc., he served as Senior Vice President of Merchandising, Supply Chain, Technology & Customer Service at Overstock.com, from August 2016 to August 2018. At Overstock.com, he was responsible for growing the organization’s business along with the overall vendor-engagement program and private label brands. Previously, he was Vice President of Merchandising & Operations at Walmart Inc. (previously Walmart Stores, Inc.) from February 2009 to August 2016. Throughout his career, Mr. Jwala has held a variety of leadership roles at retailers, including Tractor Supply Company and Jo-Ann Stores, Inc.

Mr. Cheatham was named Executive Vice President – General Counsel, Chief Compliance Officer and Secretary in April 2020. Prior to joining the Company, Mr. Cheatham served in various roles of legal leadership at Walmart, most recently as Senior Vice President – General Counsel of Walmart U.S. From March 2015 to March 2020, Mr. Cheatham served in that role on the executive team and led the legal function of the U.S. business unit. He also served as Senior Vice President and General Counsel, Walmart International from February 2011 to March 2015 and Vice President and General Counsel over Information Technology, Intellectual Property and Walmart.com from March 2004 to February 2011. In addition to his 16-year tenure at Walmart, Mr. Cheatham has extensive in-house and private practice experience.

Mr. Koch was named Executive Vice President – Stores and Development in May 2018. Prior to joining the Company, Mr. Koch served as Executive Vice President of Business Development at Office Depot, Inc. from August 2017 to May 2018, after having served as Senior Vice President of Real Estate at Office Depot since December 2013. In his 20 years with Office Depot, he has held various key leadership positions in both Finance and Operations, including Senior Vice President, Merchandising; Senior Vice President, Real Estate, Construction and Strategy; Vice President, North American Finance; and Vice President of Financial Planning and Corporate Development. Prior to joining Office Depot in 1994, Mr. Koch held various positions in the corporate finance division of Blockbuster Entertainment.

Mr. Sullivan has served as the Company’s Chief Accounting Officer and Controller since November 2015. In June 2014, he joined the Company as Vice President — Finance from June 2014 to December 2014 and served as Vice President — Chief Accounting Officer and Controller of the Company from December 2014 to November 2015.  He was designated the principal financial officer, on an interim basis, on February 2, 2020.  Prior to joining the Company, Mr. Sullivan served as the Vice President – Controller and Chief Accounting Officer of Zale Corporation.

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STOCK OWNERSHIP INFORMATION

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 15, 2020 by (i) such persons known to us to be beneficial owners of more than 5% of our Common Stock, (ii) each director, director nominee and Named Executive Officer (as defined in “Executive Compensation – Compensation Discussion and Analysis” below) , and (iii) all directors, nominees and executive officers as a group. Unless otherwise indicated by footnote, the address for each listed director, officer and stockholder is c/o The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, Texas 75063 and each beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, and beneficial owners of 5% or more of Common Stock is calculated based on 147,327,746 shares of Common Stock outstanding as of April 15, 2020, and the number of unissued shares as to which such person or persons has the right to acquire voting and/or investment power within 60 days. The beneficial ownership information set forth below was provided or disclosed by or on behalf of our executive officers, our directors, and our beneficial owners of 5% or more of our Common Stock.  As such, the Company has not independently verified the accuracy or completeness of the information so provided.

	Number of
Name and address of beneficial owner(1)	Shares Owned	Percent
Beneficial Owners of 5% or More of Our Common Stock:
Bain Capital Investors, LLC and related funds (2)	52,798,929	35.8%
Affiliates of The Blackstone Group L.P. (3)	20,393,531	13.8%
BlackRock, Inc. and affiliates (4)	12,565,107	8.5%
The Vanguard Group (5)	8,307,258	5.6%

Directors and Named Executive Officers:
Joshua Bekenstein (6)	—	—
Ashley Buchanan	—	—
Mark Cosby (7)	115,190	*
Ryan Cotton (6)	—	—
Monte E. Ford	27,471	*
Karen Kaplan	29,637	*
Matthew S. Levin (8)	15,905	*
John J. Mahoney	39,503	*
James A. Quella (9)	32,690	*
Beryl B. Raff	41,063	*
Carl S. Rubin (10)	1,614,848	1.1%
Denise A. Paulonis (11)	43,097	*
Vidya Jwala	—	—
J. Robert Koch	53,046	*
Philo Pappas (12)	267,180	*
All directors and executive officers as a group (14 persons) (13)	519,477	*

*Less than one percent.

(1)

Pursuant to Rule 13d‑3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership by a person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days. Unless otherwise indicated, the number of shares shown includes outstanding shares of Common Stock owned as of April 15, 2020 by the person indicated.

(2)

The shares included in this table consist of: (i) 52,644,833 shares of Common Stock held by Bain Capital Integral Investors 2006, LLC (“Integral 06”); and (ii) 154,096 shares of Common Stock held by BCIP TCV, LLC (“TCV”). Bain Capital Investors, LLC (“BCI”) is the administrative member of Integral 06 and governs the investment strategy and decision-making process with respect to investments held by TCV. As a result, BCI may be deemed to share voting and dispositive power with respect to the shares held by Integral 06 and TCV (collectively, the “Bain Capital Entities”). Each of the Bain Capital Entities has an address c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

(3)

Includes 15,397,191 shares of our Common Stock owned by Blackstone Capital Partners V L.P. (“BCP V”), 3,521,509 shares of our Common Stock owned by BCP V‑S L.P. (“BCP V‑S”), 220,529 shares of our Common Stock owned by Blackstone Family Investment Partnership V L.P.

2020 PROXY STATEMENT | 11

(“Family”), 46,810 shares of our Common Stock owned by Blackstone Participation Partnership V L.P. (“Participation”), 686,552 shares of our Common Stock owned by BCP V Co‑Investors L.P. (“BCP Co‑Investors”) and 520,940 shares of our Common Stock owned by Blackstone Family Investment Partnership V‑SMD L.P. (“Family‑SMD”) (collectively, “the “Blackstone Funds”). The general partner of BCP V, BCP V‑S and BCP Co‑Investors is Blackstone Management Associates V L.L.C. BMA V L.L.C. is the sole member of Blackstone Management Associates V L.L.C. BCP V Side‑by‑Side GP L.L.C. is the general partner of Family and Participation. Blackstone Holdings III L.P. is the managing member and majority in interest owner of BMA V L.L.C. and the sole member of BCP V Side‑by‑Side GP L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III G.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The general partner of Family‑SMD is Blackstone Family GP L.L.C., which is controlled by its founder Mr. Schwarzman. As a result of his control of Blackstone Group Management L.L.C. and Blackstone Family GP L.L.C., Mr. Schwarzman has voting and investment power with respect to the shares held by the Blackstone Funds. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each (other than the Blackstone Funds to the extent of their direct holdings) disclaims beneficial ownership of such shares. The address for each of the Blackstone Funds, Blackstone Management Associates V L.L.C., BMA V L.L.C., BCP V Side‑by‑Side GP L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C., Blackstone Family GP L.L.C. and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(4)

The information regarding BlackRock, Inc. and its affiliates is based solely on information included in its Amendment No. 2 to its Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2020, which reflected sole voting power with respect to 12,343,458 shares and sole dispositive power with respect to 12,565,107 shares. BlackRock, Inc. reported its address as 55 East 52nd Street, New York, New York 10055.

(5)

The information regarding The Vanguard Group is based solely on information included in Amendment No. 1 to its Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2020, which reflected sole voting power with respect to 80,485 shares, sole dispositive power with respect to 8,225,789 shares and shared dispositive power with respect to 81,469 shares. The Vanguard Group reported its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)

Does not include shares indirectly held by the Bain Capital Entities. Mr. Bekenstein and Mr. Cotton are each Managing Directors of BCI. As a result, by virtue of the relationships described above, each may be deemed to share beneficial ownership of the shares of Common Stock held by the Bain Capital Entities. The address of Mr. Bekenstein and Mr. Cotton is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.

(7)

Includes 58,337 shares of unvested restricted stock for which Mr. Cosby holds voting rights. Includes 14,448 restricted stock units and 11,081 shares of restricted stock to vest on May 1, 2020. Includes 2,368 shares of restricted stock to vest as of May 28, 2020.

(8)	Mr. Levin is a former employee of Bain but disclaims beneficial ownership of the shares beneficially owned by the Bain Capital Entities.
(9)	Mr. Quella is a former employee, of affiliates of The Blackstone Group L.P., but disclaims beneficial ownership of the shares beneficially owned by the Blackstone Funds.
(10)	Mr. Rubin’s role as Chairman of the Board and as an employee of Michaels Stores, Inc. (“MSI”) terminated effective April 1, 2019. Includes 1,340,170 vested stock options.
(11)	Ms. Paulonis’s role as Chief Financial Officer ended effective January 31, 2020.
(12)

Mr. Pappas’s role as Interim President – Merchandising and Supply Chain ended effective April 3, 2020. Includes 53,897 shares of unvested restricted stock for which Mr. Pappas holds voting rights. Includes 182,422 vested options. Includes 12,222 shares of restricted stock to vest on May 6, 2020.

(13)

Consistent with the disclaimers of beneficial ownership of Messrs. Bekenstein,  Cotton, Levin and Quella contained in notes (2), (3), (7), (9) and  (10) above, this number does not include the 73,192,460 shares of Common Stock that may be deemed to be beneficially owned by each of (a) the Bain Capital Entities (b) affiliates of The Blackstone Group L.P. The total includes 184,433 vested options or options that will vest within 60 days of April 15, 2020 held by current executive officers of the Company. For a list of the current directors and executive officers of the Company, please see page 3 and page 10, respectively.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in our Common Stock with the SEC and Nasdaq. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and our independent directors. Based on our records and other information, all reports were timely filed in fiscal 2019 except that (i) on April 3, 2019, we filed a Form 4 on behalf of each of Stephen Carlotti, Denise Paulonis and James Sullivan, relating to the vesting of restricted stock units on March 31, 2019; (ii) on April 5, 2019, we filed a Form 4 on behalf of Carl S. Rubin, relating to the vesting of restricted stock units on March 31, 2019 and April 1, 2019; (iii) on April 19, 2019, we filed a Form 4 on behalf of Philo Pappas, relating to the vesting of restricted stock units on March 29, 2019 and March 31, 2019; and (iv) on October 23, 2019, we filed a Form 4 on behalf of J. Robert Koch, relating to the vesting of restricted stock units on June 29, 2019. Each of these filings also disclosed the forfeiture of shares in order to satisfy withholding tax obligations related to the equity vesting. The failure to report these transactions on time was inadvertent and each filing was corrected promptly upon discovery.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis and the executive compensation discussion and tables that immediately follow describe the objectives, strategy and elements of our compensation program as applied to our executive officers for fiscal 2019. These individuals, referred to herein as our “Named Executive Officers” are:

*	Ashley Buchanan, Chief Executive Officer (previously President and Chief Executive Officer Designate);
*	Mark S. Cosby, former Chief Executive Officer;
*	Carl S. Rubin, former Chairman and Chief Executive Officer;
*	Denise A. Paulonis, former Executive Vice President – Chief Financial Officer;
*	Vidya Jwala, Chief Customer Officer;
*	J. Robert Koch, Executive Vice President – Stores and Development; and
*	Philo Pappas, former President – Merchandising and Supply Chain.

Fiscal 2019 Overview

Our fiscal 2019 performance included the following:

*	Net sales of $5,072.0 million, a 3.8% decrease compared to last year;
*	Comparable store sales decreased 1.9%, or 1.8% at constant exchange rates;
*	We reported operating income of $515.0 million, a decrease of 8.6% from the prior year and net income of $272.6 million, a decrease of 14.7% from the prior year;
*

We redeemed our 2020 senior subordinated notes with proceeds from the issuance of our 2027 senior notes, together with cash on hand, and extended the due date for our senior secured asset-based revolving credit facility to August 30, 2024; and

*

On November 22, 2019, we acquired certain intangible assets from A.C. Moore Incorporated for $62.1 million, including customer relationships and tradenames totaling $56.0 million and $5.2 million, respectively. In connection with the transaction, we also leased a distribution facility in New Jersey and 19 store locations.

Fiscal 2019 Compensation Highlights

The compensation program for our Named Executive Officers is driven by the need to recruit, develop, motivate, and retain top talent both in the short- and long-term and also align the interests of our Named Executive Officers and stockholders. Key actions taken in fiscal 2019 included:

*

Chief Executive Officer Transitions. During fiscal 2019, we experienced leadership transition, including in the Chief Executive Officer role. The Board believes these changes reposition the Company for long-term successful performance.

▪

Mr. Buchanan currently serves as our Chief Executive Officer, after joining the Company as President and Chief Executive Officer Designate in January 2020. The Board set Mr. Buchanan’s base salary at $1,200,000, and he will be eligible for an annual bonus and to participate in the Company’s annual long-term incentive program, beginning in fiscal 2021. In addition to his base salary and bonus package, he received (i) relocation reimbursement, (ii) one-time equity grants of options and restricted stock units and (iii) a signing bonus.

▪

Mr. Cosby, our prior Chief Executive Officer, was initially appointed as Interim Chief Executive Officer on February 28, 2019, when Mr. Rubin’s service with the Company as Chief Executive Officer was terminated. Mr. Cosby played an active and engaged role in transitioning Mr. Buchanan into the Chief Executive Officer role and continues to serve on the Board and as a Senior Advisor to the Company. Mr. Cosby’s base salary was $1,202,000, and he was eligible to receive a bonus for fiscal

2020 PROXY STATEMENT | 13

2020, based on the Company’s financial performance. He also received quarterly restricted stock grants and a signing bonus in connection with his joining the Company, and an additional stock option grant and restricted stock unit grant in connection with his transition to permanent Chief Executive Officer in October 2019.

▪	Mr. Rubin ceased to serve as Chief Executive Officer on February 28, 2019. His role as Chairman of the Company and his service as an employee of MSI each ended April 1, 2019.
*

Chief Customer Officer. In November 2019, Mr. Jwala was appointed to the Company as Chief Customer Officer, a new role overseeing the Consumer Insights and Business Analytics, eCommerce, Information Technology and Marketing functions of the Company. In addition to a base salary of $625,000 and a guaranteed fiscal 2019 bonus, the Company granted Mr. Jwala (i) relocation reimbursement, (ii) one-time equity grants of options and restricted stock units and (iii) a signing bonus in connection with his joining the Company.

*

Interim President – Merchandising and Supply Chain. In February 2019, Mr. Pappas was appointed as Interim President – Merchandising and Supply Chain. Mr. Pappas had been with the Company since 2009 both as Executive Vice President – Merchandising and President – Michaels Stores Procurement Company, Inc. Mr. Pappas’s extensive merchandising and procurement experience and institutional knowledge made him a key leader of the Company during a time of transition. Mr. Pappas retired from the Company on April 3, 2020.

*

Base Salaries and Annual Bonuses. Other than those in the Chief Executive Officer role, each of our eligible Named Executive Officers received base salary increases in early fiscal 2019 in consideration of market compensation levels and their ongoing contributions to our success. Other than Mr. Jwala’s guaranteed fiscal 2019 bonus, the Company did not pay annual bonuses to our Named Executive Officers due to our overall fiscal 2019 performance.

*

Signing Bonuses. During fiscal 2019, we granted an aggregate amount of $4.1 million in signing bonuses to Messrs. Buchanan, Cosby and Jwala to incentivize them to join the Company. Mr. Buchanan’s signing bonus was also intended to make him whole for certain bonus and equity awards from his previous employer which were forfeited when he joined Michaels.

*

Annual Long-Term Equity-Based Compensation. For fiscal 2019, the Compensation Committee decided to grant the same mix of equity awards as fiscal 2018, which consisted of a combination of stock option and restricted stock unit grants that vest over four years.

*

Special Equity Awards. Special equity awards were granted in fiscal 2019 in an effort to retain key leadership, drive long-term Company performance and motivate the leadership team to achieve long-term financial objectives. Ms. Paulonis and Mr. Koch received restricted stock units in October 2019 as retention awards.

Compensation Program

The principal objectives of our compensation program are:

*	attracting and retaining highly qualified individuals whose contributions to Michaels result in us meeting or exceeding our financial and strategic goals;
*	motivating officers to achieve exceptional levels of operating and financial performance; and
*	aligning officer interests with the long‑term goals of our stockholders.

For fiscal 2019, the total compensation for our Named Executive Officers, consisted of three main components: base salary, annual cash incentive bonuses and long‑term equity‑based incentive compensation awards. The strategy of our annual cash incentive compensation program is to provide higher annual cash incentive compensation for exceptional corporate and business financial performance. We also believe that by placing a significant equity opportunity in the hands of executives who are capable of driving and sustaining longer‑term growth, our stockholders will benefit along with the executives who helped create stockholder value.

14 |

Compensation Strategy: Policies and Procedures

Role of Compensation Committee and Chief Executive Officer in Compensation Decisions

The Compensation Committee reviews and recommends to the Board for approval the compensation for all executive officers at the level of Executive Vice President and above. The Board is ultimately responsible for determining the compensation of our executive officers at the level of Executive Vice President and above, which includes our Named Executive Officers. Both the Compensation Committee and the Board receive recommendations from senior management (principally the Chief Executive Officer and Executive Vice President – Chief Human Resources Officer) with respect to compensation‑related decisions regarding our executive officers, other than the Chief Executive Officer.

In determining compensation levels for the executive officers, the Compensation Committee considers:

* the scope of an individual’s responsibilities; * the competitive market salary at comparable companies; * an individual’s performance and prior experience;	* the performance of the Company; and * the attainment of planned financial and strategic initiatives.

These factors are evaluated by the Compensation Committee and the Board, with the attainment of planned financial and strategic initiatives given greater weight with respect to executive bonuses. The Compensation Committee considers overall past compensation and incentives in determining the compensation of executive officers and seeks to assure that the executives have appropriate incentives to achieve high levels of Company performance. Through its members’ involvement in other companies, the Compensation Committee also has experience evaluating compensation programs for executive officers.

Competitive market data and use of compensation consultants

On behalf of the Compensation Committee, the Company has engaged Korn Ferry Hay Group (“Korn Ferry”), a compensation consulting firm. As part of the compensation review process, Korn Ferry provides market survey data on executive total compensation levels and general information regarding executive compensation practices in our industry to the Compensation Committee. In 2018, the Compensation Committee directed Korn Ferry to evaluate our fiscal 2019 peer group. Korn Ferry used a variety of factors, including company revenue, profitability, other financial metrics, type of retail business, and competition for executive talent. Following the evaluation, Korn Ferry developed, and our Compensation Committee approved, the following companies as our peer group for fiscal 2019:

Advance Auto Parts, Inc.	Dick’s Sporting Goods, Inc.	Ross Stores Inc.
AutoZone, Inc.	DSW, Inc.	Sally Beauty Holdings, Inc.
Big Lots, Inc.	GNC Holdings, Inc.	Signet Jewelers Limited
Burlington Stores Inc.	O’Reilly Automotive, Inc.	Tractor Supply Company
Chico’s FAS, Inc.	Party City Holdco Inc.	Williams‑Sonoma, Inc.

The Compensation Committee used our fiscal 2019 peer group to assess the appropriateness of the following key components of our Named Executive Officers’ compensation: base salary, annual cash bonuses and long‑term equity incentives. The Compensation Committee also considered retail industry survey data provided by Korn Ferry and information gathered through its members’ involvement in other companies for purposes of setting the fiscal 2019 compensation for the Named Executive Officers (other than the Chief Executive Officer). The Compensation Committee may request that Korn Ferry provide other periodic market data on our peer group of companies for purposes of reviewing our compensation programs or making executive compensation decisions.

2020 PROXY STATEMENT | 15

COMPENSATION ELEMENTS

Base Salaries

Base salaries for our executive officers are established based on the scope of their responsibilities, individual performance and prior experience, Michaels operating and financial performance and the attainment of planned financial and strategic initiatives.  Base salaries are reviewed and adjusted annually as deemed appropriate by the Compensation Committee and the Board, as applicable, based on performance and business results, among other factors.

The recommendations made by the Compensation Committee and subsequent Board approvals also consider:

*	the advice of Korn Ferry regarding competitive market compensation paid by companies for similar positions;
*	the compensation levels needed to attract and retain highly qualified individuals who make contributions that result in Michaels meeting its operating and financial goals; and
*	the knowledge of the members of the Compensation Committee.

In March 2019, the Compensation Committee reviewed recommendations regarding fiscal 2019 annual base salary rates for the executive officer group based on the criteria set forth under “Compensation Strategy: Policies and Procedures.” Merit guidelines for fiscal 2019 were determined by reviewing surveys of market data provided by Korn Ferry, as well as giving consideration to the Company’s overall budget for team member compensation. The Compensation Committee also reviewed the Company’s financial results for fiscal 2018. Annual base salary rates for Named Executive Officers for fiscal 2018 and 2019, are shown below.

Name	2018 Base Salary	2019 Base Salary
Ashley Buchanan(1)	$—	$1,200,000
Mark S. Cosby(2)	$—	$1,202,000
Carl S. Rubin(3)	$1,202,000	$1,202,000
Denise A. Paulonis	$575,000	$635,000
Vidya Jwala(4)	$—	$625,000
J. Robert Koch	$425,000	$464,000
Philo Pappas	$563,732	$750,000

(1)

Mr. Buchanan joined the Company as President and Chief Executive Officer Designate on January 6, 2020 and became the Chief Executive Officer on April 1, 2020. Pursuant to Mr. Buchanan’s employment agreement, his base salary was set at $1,200,000.

(2)

Mr. Cosby joined the Company in February 2019 as Interim Chief Executive Officer and transitioned to the role of Chief Executive Officer on October 21, 2019. Pursuant to Mr. Cosby’s employment agreement, his base salary was set at $1,202,000. Mr. Cosby transitioned out of his role as Chief Executive Officer on April 1, 2020 and continued to serve the Company as a Senior Advisor.

(3)	Mr. Rubin ceased to serve as Chief Executive Officer on February 28, 2019. His role as Chairman of the Company and his service as an employee of MSI each ended April 1, 2019.
(4)	Mr. Jwala joined the Company in November 2019. Pursuant to Mr. Jwala’s offer letter, his base salary was set at $625,000.

Annual Bonuses

Since fiscal 2015, annual cash award opportunities for executive officers, including our Named Executive Officers, and other key team members have been granted under The Michaels Companies, Inc. Annual Incentive Plan (the “Annual Plan”). The Annual Plan provides financial incentives to these individuals and those other members of management who are in positions to make important contributions to the success of Michaels. The structure of the fiscal 2019 bonus plan, including the bonus targets and the specific objectives relating to bonus payments were proposed by the Chief Financial Officer and Chief Human Resources Officer and were reviewed by the Compensation Committee in consultation with Korn Ferry. In March 2019, the Compensation Committee recommended that the Board approve the fiscal 2019 bonus targets and performance criteria for executive officers under the Annual Plan, which the Board subsequently approved (the “2019 Bonus Plan”).

Pursuant to the terms of both Mr. Cosby’s employment agreement and Mr. Pappas’s offer letter, 100% of their 2019 Bonus Plan opportunity was tied solely to Michaels attainment of a financial objective (earnings before interest and taxes, with certain adjustments, or “EBIT”) in fiscal 2019. For Ms. Paulonis and Koch, the 2019 Bonus Plan tied 80% of their bonus opportunity to Michaels attainment of EBIT, and 20% to individual performance. Individual management

16 |

business objectives for Ms. Paulonis and Mr. Koch were also reviewed with the members of the Compensation Committee at such time, and approved by the Chief Executive Officer. Pursuant to the terms of his offer letter, the Company guaranteed Mr. Jwala’s fiscal 2019 bonus in the amount of $400,000, partly to recognize what Mr. Jwala may have earned from his prior employer as a bonus (had he not accepted employment with Michaels). Mr. Jwala’s bonus guarantee was not tied to any financial objective of the Company or individual management business objectives. Mr. Rubin’s role as Chief Executive Officer of the Company ended February 28, 2019, and Mr. Buchanan joined the Company late fiscal 2019. As such, Messrs. Buchanan and Rubin were not eligible to participate in the 2019 Bonus Plan.

Under the 2019 Bonus Plan, before any business unit or individual performance payout would be earned, the actual results of the financial objective (EBIT) was required to meet the threshold established by the Compensation Committee, which represented approximately 90% of target. Each participating Named Executive Officer was entitled to a bonus equal to a certain percentage of that executive officer’s base salary, depending on the achievement of the threshold, target or maximum performance level. The Compensation Committee set threshold, target and maximum performance levels for all participating executive officers of the Company. The final award depended on the actual level of performance achieved; however, the Compensation Committee retained the right to make adjustments in its sole discretion. The Compensation Committee and the Board believed the performance levels to be reasonably achievable in view of Michaels historical annual performance. In the Compensation Committee’s view, taking into account comparative data provided to the Committee by Korn Ferry, the compensation payable to the participating Named Executive Officers upon reaching target levels of performance, when added to their base salaries, should create a level of total cash compensation competitive with that paid by comparable companies for similar positions. Additional information regarding the targets and objectives is set forth below.

For fiscal 2019 annual bonuses, the threshold, target and maximum percentages of base salary, as well as the bonus element weightings, for each of the Named Executive Officers were as follows:

	Percentage of Base Salary			Bonus Element Weighting
	Threshold	Target	Maximum	Overall Company Performance	Individual Performance
Ashley Buchanan (1)	—	—	—	—	—
Mark S. Cosby	22.5%	125%	200%	100%	—
Carl S. Rubin (1)	—	—	—	—	—
Denise Paulonis	11.7%	65%	130%	80%	20%
Vidya Jwala (1)	—	—	—	—	—
J. Robert Koch	11.7%	65%	130%	80%	20%
Philo Pappas	11.7%	65%	130%	100%	—

(1)	As described above, this individual was not included in the 2019 Bonus Plan due to the date of such individual’s appointment to, or termination of employment from, the Company, as applicable.

Company Financial Measures

At the beginning of fiscal 2019, the Compensation Committee established, and the Board approved, the EBIT threshold for bonuses under the 2019 Bonus Plan at $621.0 million, with a target level of $690.0 million, and a maximum of $745.2 million. In March 2020, the Compensation Committee reviewed the Company’s financial results and determined that for fiscal 2019, the Company achieved financial performance of $579.9 million, which was below the threshold level. As a result, bonuses were not earned under the 2019 Bonus Plan.

Individual Performance Measures

Although the financial objective threshold applicable to all Named Executive Officers was not met, the Company still evaluated individual performance. Individual management business objectives, both quantitative and subjective, were assessed in the aggregate to determine the individual’s level of performance and bonus achieved. No specified weight was given to a single measure within the group of individual management business objectives, and the assessment reflected a generalized view of overall achievement of the group of measures. In addition, the individual management business objectives for all executives included an assessment of the executive’s job knowledge and skills, communication skills, interpersonal skills, effectiveness of management, judgment and decision‑making, drive and commitment, leadership and customer satisfaction.

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As described above, Ms. Paulonis and Messrs. Jwala and Koch were the Named Executive Officers with individual management business objectives for fiscal 2019. Ms. Paulonis’s group of individual management business objectives were focused primarily on sales, EBIT, cash flow, supporting new business growth, managing the Company’s banking matters and integral partnerships across the other operations of the business. Mr. Koch’s group of individual management business objectives were primarily focused on sales, EBIT, cash flow, leading the store operations organization, enhancing in-store processes, managing the Company’s real estate portfolio, including leasing and site location, and directing the business development function primarily focused on identifying and pursuing new growth opportunities. Due to Mr. Jwala joining the Company in late fiscal 2019, he was evaluated on overall individual performance. The Compensation Committee determined that Ms. Paulonis and Mr. Koch each achieved their individual objectives at 75% of target.

Actual Payouts

Other than Mr. Jwala’s guaranteed fiscal 2019 bonus payment of $400,000 (pursuant to his offer letter with the Company), no bonuses were paid out to participating Named Executive Officers under the 2019 Bonus Plan due to the Company not meeting its fiscal 2019 financial measures. For more information with respect to annual bonus amounts paid to our Named Executive Officers, please see “Executive Compensation – Summary Compensation Table.”

Fiscal 2019 Signing Bonuses

The Company granted signing bonuses to each of Messrs. Buchanan, Cosby and Jwala. These bonuses were meant to attract and incentivize exceptional talent to join the Company’s executive management.

On February 28, 2019, the Company paid Mr. Cosby an amount equal to $250,000 in connection with his appointment as Interim Chief Executive Officer. Mr. Cosby would have been required to reimburse the full amount of the signing bonus to the Company if on or before August 28, 2019, he (i) resigned prior to the appointment of a new Chief Executive Officer or (ii) his employment was terminated by the Company for cause (as defined in the Omnibus Plan).

On November 18, 2019, Mr. Jwala received an amount equal to $200,000 in connection with his appointment as Chief Customer Officer. If Mr. Jwala resigns from the Company or is terminated for misconduct on or before November 18, 2020, he is required to reimburse the full amount of the signing bonus to the Company.

On January 6, 2020, Mr. Buchanan, upon his appointment as President and Chief Executive Officer Designate, received an amount equal to $3,667,652. In addition to being a retention incentive, this signing bonus was intended to make him whole for a bonus payment and certain equity awards from his prior employer (that he would have otherwise earned had he not accepted employment with Michaels). Mr. Buchanan is entitled to keep the full amount of his signing bonus in the event his employment is terminated by the Company without cause (as defined in his employment letter agreement), he resigns for good reason (as defined in his employment letter agreement), or his employment terminates due to his death or Disability (as defined in the Omnibus Plan) prior to January 6, 2022. If Mr. Buchanan resigns from Michaels on or before January 6, 2022 other than for good reason, he will be required to repay the Company a pro-rata portion of the signing bonus (based on the number of days remaining until January 6, 2022). Further, Mr. Buchanan will have to repay the signing bonus in full if he breaches any non-competition, non-solicitation, non-hire or breaches in any material respect any other material restrictive covenant to which he is bound prior to January 6, 2022.

Long‑Term Equity‑Based Compensation

On April 14, 2020, the Board approved the Proposed Plan and, following stockholder approval, all equity-based awards, including to our Named Executive Officers will be granted under the Proposed Plan. See “Proposal 2 – Approval of Amendment and Restatement of Michaels Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan” for additional information with respect to the Proposed Plan.

Equity awards granted by the Company are intended to align the long‑term incentives of our Named Executive Officers and stockholders. Target long-term incentive values are based on market data for comparable roles provided by Korn Ferry. This award value is then converted into a number of shares based on the Company’s stock price on the grant date. Since 2016, the Company has issued a combination of annual option and restricted stock unit grants that vest over four years. For fiscal 2019 annual grants, the ratio of stock options to restricted stock units awarded to each participant

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was approximately one to five. In September 2018, performance-based awards were also granted to certain Named Executive Officers.

Annual option and restricted stock unit grant amounts are generally awarded based on the midpoint of the award grant range for such officer’s level, with occasional exceptions based on an individual’s performance. Grants are also typically awarded when an executive is hired and may be awarded for subsequent promotions. New hire grants and promotion‑related grants are generally issued at a multiple of the range midpoint, on a case‑by‑case basis, but subject to Company grant guidelines approved by the Compensation Committee. All stock option grants made in fiscal 2019 were at exercise prices set at or above the grant date fair market value of the underlying stock as determined by our Board. For more information regarding option and grants of restricted stock and restricted stock units made to our Named Executive Officers in fiscal 2019 and awards outstanding at the end of fiscal 2019, please see the “Grants of Plan‑Based Awards for Fiscal 2019” and “Outstanding Equity Awards at Fiscal Year-End 2019” tables, respectively.

Cosby, Pappas Quarterly Grants

As Interim Chief Executive Officer and Interim President – Merchandising and Supply Chain, respectively, Messrs. Cosby and Pappas were appointed on an interim basis in February 2019. As a component of their compensation, the Company granted restricted stock to both Messrs. Cosby and Pappas on February 28, 2019, and subsequently, the first day of each fiscal quarter. Beginning November 4, 2019, Mr. Cosby received restricted stock units for each of his quarterly grants. For more information regarding these awards, including their vesting terms see the “Grants of Plan-Based Awards for Fiscal 2019” and “Outstanding Equity Awards at Fiscal Year-End 2019” tables.

Fiscal 2019 Signing Equity Awards

In connection with the hiring of Messrs. Buchanan, Cosby and Jwala,  and the retention of Mr. Pappas, the Company also made equity grants to each individual. These awards were meant to immediately retain the individual and align their goals with those of the stockholder.

In connection with his appointment as President and Chief Executive Officer Designate, Mr. Buchanan received options to purchase 500,000 shares of the Company’s common stock, vesting annually over four years. The Company also granted Mr. Buchanan 795,000 restricted stock units, vesting annually over two years. The options and restricted stock units were intended to provide Mr. Buchanan a long-term incentive opportunity and to make him whole for certain equity awards from his prior employer (that he would have otherwise earned had he not accepted employment with Michaels). Upon the restricted stock units vesting, those shares are subject to minimum holding period requirements, and the Company will have repurchase rights on the restricted stock unit awards in the event Mr. Buchanan’s employment terminates before January 6, 2024.

On November 18, 2019, and in connection with his appointment as the Company’s Chief Customer Officer, Mr. Jwala received options to purchase 32,622 shares of the Company’s common stock and 303,652 restricted stock units, both vesting annually over four years. The terms of his awards were consistent with the forms of option and restricted stock unit award agreements used in March 2019 for the executive officers’ annual grants of long-term incentive compensation.

For more information regarding these awards, including their vesting terms, see the “Grants of Plan-Based Awards for Fiscal 2019” and “Outstanding Equity Awards at Fiscal Year-End 2019” tables.

October 2019 Special Equity Awards

In October 2019, the Company granted restricted stock units to each of Mr. Cosby, Ms. Paulonis and Mr. Koch. The Company also granted options to purchase Company common stock to Mr. Cosby. The goal of these one-time equity grants was to retain key leadership, drive long-term Company performance and motivate the leadership team to achieve long-term financial objectives. Mr. Cosby’s grants were also made in connection with his appointment as the permanent Chief Executive Officer on October 21, 2019 and amended on December 26, 2019, in connection with Mr. Buchanan’s hire.

In connection with her employment termination on January 31, 2020, Ms. Paulonis forfeited her October 2019 restricted stock unit grant.

2020 PROXY STATEMENT | 19

For more information regarding these awards, including their vesting terms, see the “Grants of Plan-Based Awards for Fiscal 2019” and “Outstanding Equity Awards at Fiscal Year-End 2019” tables.

Stock Ownership Guidelines

In March 2017, Michaels updated its ownership guidelines applicable to all officers, including the Named Executive Officers. The Chief Executive Officer’s ownership is expected to equal five times his base salary. Each of the remaining Named Executive Officer’s ownership is expected to equal three times his or her base salary. For those officers not already meeting the parameters outlined in the guidelines, compliant ownership is to be achieved before their fifth anniversary with Michaels, and they are expected to continuously own sufficient shares to meet the guideline once attained. Individuals who become subject to a greater ownership level due to promotion are expected to meet the applicable guideline no more than five years after first becoming subject to the greater ownership level. Ownership includes shares held outright, unvested restricted shares, unvested restricted stock units, the in‑the‑money value of vested stock options, and shares held in trusts.

Margin Accounts, Pledging and Hedging Transactions

With limited exceptions, the Company’s directors, officers and employees are generally prohibited from holding Company securities in margin accounts and pledging Company securities as collateral. Directors, officers and employees are also prohibited from entering into hedging transactions, as such transactions can cause the interest of such person to not be aligned with the interest of the Company’s other stockholders. The Board believes these prohibitions, as found in the Company’s Insider Trading Policy, prevent the misuse of confidential information, promote compliance with securities laws and maintain alignment with the long-term goals of its stockholders. The Insider Trading Policy, adopted in June 2014, is available on our website at www.michaels.com.

Other Benefits and Perquisites

Our Named Executive Officers also receive certain other benefits and perquisites. During fiscal 2019, these benefits included contributions to certain Company‑paid medical benefits, Company-paid life insurance premiums, 401(k) account contributions, relocation benefits, and, in some cases, reimbursement for income taxes on long-term disability insurance premiums and medical benefits. Prior to the discontinuation of the perquisite, each of Messrs. Cosby and Rubin were entitled to the use of a Company‑owned or leased automobile. The Compensation Committee and the Board believe that these benefits and perquisites are reasonable and consistent with the nature of the executives’ responsibilities, provide a competitive level of total compensation to our executives and serve as an important element in retaining those individuals. The cost to Michaels of these benefits to the Named Executive Officers is set forth in the Summary Compensation Table under the column “All Other Compensation” and detail about each element is set forth in the table presented in footnote 5 to the Summary Compensation Table.

Clawback Policy

In March 2017, the Board approved a Policy for Recovery of Incentive Compensation, which allows the Company to recover incentive compensation from a current or former Named Executive Officer in the event the individual engaged in knowing or intentional fraudulent or illegal conduct that materially contributed to the need for a restatement of the Company’s financial statements. The Policy for Recovery of Incentive Compensation is available on our website at www.michaels.com.

Employment and Severance Agreements

Buchanan Employment Agreement

We entered into an employment agreement with Mr. Buchanan, which became effective on January 6, 2020, the date he commenced employment as the Company’s President and Chief Executive Officer Designate and a member of the Board (such agreement, the “Buchanan Agreement”). Pursuant to the Buchanan Agreement, Mr. Buchanan transitioned into the role of Chief Executive Officer on April 1, 2020. The Buchanan Agreement included certain severance benefits in the event of termination other than for “cause” or by Mr. Buchanan for “good reason”, as such terms are defined in the Buchanan Agreement. The specific terms of the Buchanan Agreement are discussed under

20 |

“Executive Compensation – Potential Payments upon Termination or Change of Control – Estimated Separation Payments.”

Cosby Employment Agreement

We entered into an employment agreement with Mr. Cosby, which became effective on February 28, 2019, the date he commenced employment as the Company’s Interim Chief Executive Officer and a member of the Board. The employment agreement was subsequently amended on October 21, 2019 (in connection with his appointment as permanent Chief Executive Officer) and December 26, 2019 (in connection with the appointment of Mr. Buchanan as President and Chief Executive Officer Designate) (such agreement, as amended, the “Cosby Agreement”). The Cosby Agreement provided for certain severance benefits in the event of his termination other than for “cause”, as such term is defined in the Cosby Agreement. Mr. Cosby transitioned out of his role as Chief Executive Officer on April 1, 2020 and currently serves as Senior Advisor to the Company. The specific terms of the Cosby Agreement are discussed under “Executive Compensation – Potential Payments upon Termination or Change of Control – Estimated Separation Payments.”

Rubin Separation Agreement

We entered into an employment agreement with Mr. Rubin (the “Rubin Agreement”), which became effective on March 18, 2013, the date he commenced employment. The Rubin Agreement included certain severance benefits in the event of termination other than for “cause” or by Mr. Rubin for “good reason”, as such terms are defined in the agreement. Mr. Rubin’s role as Chief Executive Officer of the Company ended effective February 28, 2019. His role as Chairman of the Board, and his employment as an employee of the Company terminated, effective April 1, 2019. In connection with his separation, the Company entered into a Separation Letter, dated February 27, 2019 and an Addendum and Amendment to Separation Letter, dated March 20, 2019 (together, the “Rubin Separation Agreement”). The specific terms of the Rubin Separation Agreement are discussed under “Executive Compensation – Potential Payments upon Termination or Change of Control – Estimated Separation Payments.”

Officer Severance Pay Plan

In April 2008, the Board approved the Company’s Officer Severance Pay Plan (as amended, the “OSPP”). The OSPP was established by the Company to provide certain severance benefits, subject to the terms and conditions of the OSPP, to designated officers (those with a position of Vice President or above, or an equivalent title as approved by the Compensation Committee, and excluding the Chief Executive Officer) in the event that their employment is terminated as a result of a “Qualifying Termination” (as defined in the OSPP and described below). A more detailed description of the OSPP may be found under “Potential Payments upon Termination or Change of Control.”

Tax Considerations

While the Compensation Committee takes into account tax and accounting considerations in structuring the components of the Company’s compensation program, these considerations are secondary to the primary objectives of the program. Section 162(m) of the Code (“Section 162(m)”) disallows a U.S. federal income tax deduction to any publicly held corporation for compensation exceeding $1 million in any taxable year. Prior to the Tax Cuts and Jobs Act (the “Tax Reform Law”) that was enacted on December 22, 2017, the limitation only applied to the corporation’s chief executive officer and its other three most highly paid named executive officers other than its chief financial officer, and certain compensation that qualified as performance‑based was eligible for an exemption from Section 162(m). Effective for taxable years beginning after December 31, 2017, the Tax Reform Law expanded the deduction limitation to apply to a corporation’s chief financial officer and repealed the exemption for performance-based compensation except for certain grandfathered compensation arrangements. Although the Compensation Committee may take the deductibility limitations of Section 162(m) into account in its compensation decisions, the Compensation Committee expects it will authorize compensation payments that are not deductible under Section 162(m) to attract and retain talent.

The Company’s Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the

2020 PROXY STATEMENT | 21

Company (including employees that are not Named Executive Officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk‑taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

*	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;
*

other than for certain senior executives whose bonuses are based entirely on Company performance, bonus payouts for most employees are not based solely on Company performance, but also have achievement of individual performance objectives as a component, provided that Company performance thresholds are met;

*	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;
*

the financial opportunity in the Company’s long‑term equity‑based compensation is best realized through long‑term appreciation of the Company’s stock price, which mitigates excessive short‑term risk‑taking;

*	results of the most recent stockholder advisory votes on executive compensation; and
*

the allocation of compensation between cash and equity awards and the focus on stock‑based compensation, including options and restricted stock awards generally vesting over a period of years, thereby mitigating against short‑term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into our Annual Report on Form 10‑K for the fiscal year ended February 1,  2020.

THE COMPENSATION COMMITTEE

Matthew S. Levin, Chair
Ryan Cotton James A. Quella
Beryl B. Raff

2020 PROXY STATEMENT | 23

Summary Compensation Table

The following table and footnotes include specific compensation information for each of the Named Executive Officers previously identified in the Compensation Discussion and Analysis above.

				Stock	Option	Non-Equity Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($) (1)	($) (2)	($) (3)	($) (3)	($) (4)	($) (5)	($)
Ashley Buchanan (6)	2019	69,346	3,667,652	6,936,375	1,511,744	—	7,648	12,192,765
Chief Executive Officer

Mark S. Cosby (7)	2019	1,095,669	250,000	2,133,098	2,998,998	—	30,659	6,508,424
Former Chief Executive Officer

Carl S. Rubin (8)	2019	208,038	—	—	—	—	2,807,851	3,015,889
Former Chairman and Chief	2018	1,202,000	—	5,416,579	3,040,065	471,424	342,779	10,472,847
Executive Officer	2017	1,202,000	—	1,666,667	2,716,226	1,640,610	336,817	7,562,320

Denise A. Paulonis (9)	2019	617,548	—	1,170,337	351,471	—	16,432	2,155,788
Former Executive Vice President –	2018	575,000	—	2,183,326	321,358	173,305	15,614	3,268,603
Chief Financial Officer	2017	500,000	—	183,329	286,509	322,350	11,891	1,304,079

Vidya Jwala (10)	2019	120,192	600,000	2,559,786	94,455	—	17,250	3,391,683
Chief Customer Officer

J. Robert Koch (11)	2019	453,769	—	654,830	309,283	—	24,959	1,442,841
Executive Vice President –	2018	310,577	100,000	833,313	604,059	96,071	83,496	2,027,516
Stores and Development

Philo Pappas (12)	2019	728,508	—	510,713	—	—	23,823	1,263,044
Former President –
Merchandising and Supply Chain

(1)	Represents actual base salary paid in fiscal 2019, 2018 and 2017, as applicable.
(2)

Each amount in this column reflects a signing bonus, payable within 30 days of such individual’s start date, pursuant to the terms of such individual’s employment agreement or offer letter with the Company, as applicable. For Mr. Jwala, the amount also includes a guaranteed annual bonus of $400,000 for fiscal 2019 payable under his offer letter.

(3)

Represents the aggregate grant date fair value of the restricted stock, restricted stock unit or option awards on the date of the grant as calculated in accordance with FASB ASC Topic 718. With respect to equity granted in fiscal 2019, the underlying valuation assumptions are discussed in Note 10 to the Consolidated Financial Statements for the fiscal year ended February 1, 2020, included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. With respect to equity granted in fiscal 2018, the underlying valuation assumptions are discussed in Note 11 to the Consolidated Financial Statements for the fiscal year ended February 2, 2019, included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. With respect to equity granted in fiscal 2017, the underlying valuation assumptions are discussed in Note 10 to the Consolidated Financial Statements for the fiscal year ended February 3, 2018, included in our Annual Report on Form 10-K for the fiscal year ended February 3, 2018.

(4)

Other than amounts received by Mr. Jwala (as detailed in footnote 2 above), the amounts in this column for fiscal 2019 reflect that no cash awards were paid to Named Executive Officers under the 2019 Bonus Plan for executive officers for fiscal 2019, as discussed in further detail in the preceding section “Compensation Discussion and Analysis – Compensation Elements – Annual Bonuses.” The amounts in this column for fiscal 2018 and 2017 reflect the cash awards paid to Named Executive Officers under the Company’s Annual Plan for executive officers for the applicable year.

(5)	The table below reflects the fiscal 2019 components of this column.

	Ashley	Mark S.	Carl S.	Denise A.	Vidya	J. Robert	Philo
	Buchanan	Cosby	Rubin	Paulonis	Jwala	Koch	Pappas
Medical Benefits(a)	$—	$12,923	$9,384	$8,780	$1,384	$15,865	$18,968
Insurance Premiums	—	2,262	834	3,201	150	2,976	2,992
Company Contributions to 401(k)	—	—	1,413	2,869	—	—	577
Car Allowances / Company-Owned/Leased Automobile	—	14,572	2,810	—	—	—	—
Relocation Reimbursements	7,648	—	—		15,716	4,760	—
Severance Payments(b)	—	—	2,793,048	—	—	—	—
Tax Reimbursements(c)	—	902	362	1,582	—	1,358	1,286
Total Other	$7,648	$30,659	$2,807,851	$16,432	$17,250	$24,959	$23,823

(a)	The amounts in this row for all executive officers include Company‑paid medical benefits, including executive and spouse physicals.
(b)

The amounts in this row reflect severance payments paid to Mr. Rubin pursuant to the Rubin Separation Agreement. Over a period of two years, Mr. Rubin is to be paid his base salary, two times his target bonus, certain medical benefits and reimbursement of certain legal expenses.

(c)	Reimbursement of income taxes is related to relocation, long‑term disability insurance premiums and medical expenses.

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(6)	Mr. Buchanan joined the Company in January 2020 as President and Chief Executive Officer Designate and transitioned to the role of Chief Executive Officer effective April 1, 2020.
(7)	Mr. Cosby joined the Company in February 2019, and, effective April 1, 2020, transitioned out of his role as Chief Executive Officer and became a Senior Advisor to the Company.
(8)	Mr. Rubin’s role as Chief Executive Officer ended effective February 28, 2019. Effective April 1, 2019, he ceased to serve as Chairman of the Board and his employment as an employee of MSI terminated.
(9)	Ms. Paulonis’s employment as Executive Vice President – Chief Financial Officer ended effective January 31, 2020.
(10)	Mr. Jwala joined the Company in November 2019.
(11)	Mr. Koch joined the Company and became a Named Executive Officer in May 2018. As such, compensation details are only given for such years.
(12)

Mr. Pappas became a Named Executive Officer in February 2019 upon his appointment as President – Merchandising and Supply Chain, and his employment with the Company terminated April 3, 2020. As such, compensation details are only given for such year.

Chief Executive Officer Pay Ratio

For 2019, the total compensation of Mr. Cosby, the Company’s Chief Executive Officer as of the end of fiscal 2019, was $6,508,424, as presented in the Summary Compensation Table, and approximately 681 times the total compensation of the Company’s median employee of $9,561 calculated in the same manner.

The employee population was determined as of January 31, 2020. On that date, the Company had a total employee population of 41,730 employees in the United States, Canada, China and Hong Kong. With a total of 121 employees in China and Hong Kong, the de minimis exemption under SEC regulations was applied. The median employee was determined from the active employee population of the United States and Canada on the determination date, excluding Mr. Cosby, the Chief Executive Officer as of the determination date. All active Company employees were included, whether employed on a full-time or part-time or seasonal basis. Adjustments were made to annualize the compensation of employees who were not employed by the Company for the entire year. The median employee, a part-time employee in our stores, was identified by reviewing the wages of our employees as reflected in our payroll records for 2019. We converted earnings paid in Canadian dollars to U.S. dollars using the published exchange rate as of January 31, 2020. After identifying the median employee, the 2019 annual total compensation was calculated for the median employee using the same methodology used for the Company’s former Chief Executive Officer as presented in the Summary Compensation Table above.

Nearly 75% of our employees are part-time and / or seasonal employees in our stores or distribution centers. In comparison, the total compensation of the Company’s former Chief Executive Officer was approximately 205 times the total compensation of the Company’s median full-time employee of $31,727 calculated in the same manner as mentioned above.

The SEC rules allow us the flexibility to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure, policies and procedures. As such, the pay ratios reported by other companies, including by our peer companies or other companies in the arts and craft specialty retail industry, which may have employed other permitted methodologies or assumptions, may not be comparable to our pay ratio.

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Grants of Plan‑Based Awards for Fiscal 2019

The following table sets forth the plan‑based awards granted to our Named Executive Officers pursuant to Company plans during fiscal 2019.

						All	All Other
						Other	Option
						Stock	Awards:	Exercise or	Grant Date
			Estimated Future Payouts			Awards:	Number of	Base	Fair Value
			Under Non-Equity Incentive			Number	Securities	Price of	of Stock
			Plan Awards(1)			Shares of	Underlying	Option	and
	Grant		Threshold	Target	Maximum	Stock	Options	Awards	Option
Name	Date		($)	($)	($)	(#)(2)	(#)(2)(3)	($/Sh)(3)	Awards ($) (4)
Ashley Buchanan (5)	N/A		—	—	—
	1/6/2020	(6)				795,000			6,936,375
	1/6/2020	(7)					500,000	8.73	1,511,744
Mark Cosby	N/A		270,450	1,502,500	3,005,000
	2/28/2019	(8)				18,943			267,854
	5/6/2019	(9)				33,333			374,996
	8/5/2019	(9)				55,310			375,002
	10/21/2019	(10)				75,000			740,250
	11/4/2019	(9)				40,584			374,996
	10/21/2019	(10)					860,000	9.87	2,998,998
Carl S. Rubin (11)	N/A		—	—	—	—	—	—	—
Denise A. Paulonis (9)	N/A		74,295	412,750	825,500
	3/29/2019	(7)				16,054			183,337
	10/21/2019	(7)				100,000			987,000
	3/29/2019	(7)					96,324	11.42	351,471
Vidya Jwala (12)	N/A		—	—	—
	11/18/2019	(7)				303,652			2,559,786
	11/18/2019	(7)					32,622	8.43	94,455
J. Robert Koch	N/A		54,288	301,600	603,200
	3/29/2019	(7)				14,127			161,330
	10/21/2019	(7)				50,000			493,500
	3/29/2019	(7)					84,762	11.42	309,283
Philo Pappas	N/A		87,750	487,500	975,000
	2/28/2019	(13)				6,946			98,216
	5/6/2019	(13)				12,222			137,498
	8/5/2019	(13)				20,280			137,498
	11/4/2019	(13)				14,881			137,500

(1)

The threshold, target and maximum amounts in these columns show the range of payouts targeted for fiscal 2019 for performance under the 2019 Bonus Plan as discussed in further detail in “Compensation Discussion and Analysis – Compensation Elements – Annual Bonuses.”

(2)

Each applicable Named Executive Officer will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock they hold, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(3)	All grants of stock options have an exercise price equal to the closing price of our Common Stock on The Nasdaq Global Select Market, on the date of grant.
(4)	The amounts in this column represent the aggregate grant date fair value of the restricted stock, restricted stock unit and stock option awards as calculated in accordance with FASB ASC Topic 718.
(5)

Mr. Buchanan joined the Company as President and Chief Executive Officer Designate as January 2020, before transitioning into the Chief Executive Officer role in April 2020. Pursuant to his offer letter, he was not eligible to participate in the 2019 Bonus Plan.

(6)

Restricted stock units were granted on January 6, 2020. The restricted stock units vest at the rate of 50% per year on each of the first and second anniversaries of January 6, 2020, or immediately upon the termination of Mr. Buchanan’s employment without cause or with good reason within 12 months following a Change of Control (as defined in Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”) and the award agreement for Mr. Buchanan).

(7)

Restricted stock units or stock options were granted effective on these dates, vesting at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant, or immediately upon the termination of the applicable Named Executive Officer’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan) and the applicable award agreement for such Named Executive Officer).

(8)

Restricted stock awards were granted on these dates, vesting at a rate of 12.5% every three months following the date of grant or immediately upon a Qualifying Termination (as defined in the Restricted Stock Award Agreement between Mr. Cosby and the Company).

(9)

Restricted stock awards (prior to October 21, 2019) and restricted stock units  (after October 21, 2019) were granted on these dates, vesting at the rate of 12.5% on the subsequent fiscal quarter-end date following the date of grant or immediately upon a Qualifying Termination (as defined in the award agreement between Mr. Cosby and the Company). Should a Qualifying Termination occur in the same fiscal quarter as the date of grant, a pro-rated portion of the initial 12.5% of restricted stock or restricted stock units eligible to vest will vest on the termination date (based on the days in employment during the current fiscal quarter). The remaining restricted stock or restricted stock units granted under such award would be forfeited on the date of termination.

26 |

(10)

Restricted stock units were granted on October 21, 2019, vesting at the rate of 50% per year on the first and second anniversaries of the date of grant. Stock options were also granted, vesting at the rate of 25% per year on the first through fourth anniversaries of the date of grant. In connection with Mr. Cosby’s transitioning out of the Chief Executive Officer role, the portion of stock options eligible to vest on the first anniversary of the date of grant will vest if Mr. Cosby is then serving on our Board.

(11)

Mr. Rubin ceased to serve as Chief Executive Officer of the Company effective February 28, 2019. His role as Chairman of the Board, and his employment as an employee of the Company each terminated effective April 1, 2019. As such, he was not eligible to participate in the 2019 Bonus Plan.

(12)	Mr. Jwala joined the Company in November 2019. Although he was guaranteed a fiscal 2019 bonus in connection with him joining the Company, he was not a participant in the 2019 Bonus Plan.
(13)

Restricted stock awards were granted effective on these dates, vesting at the rate of 100% on the first anniversary of the date of grant or immediately upon a Qualifying Termination (as defined in the award agreement between Mr. Pappas and the Company). Should a Qualifying Termination occur in the same fiscal quarter of the date of grant, a pro-rated portion of the restricted stock eligible to vest will vest on the termination date (based on the days in employment during the current fiscal quarter). The remaining restricted stock granted under such award would be forfeited on the date of termination.

Outstanding Equity Awards at Fiscal Year‑End 2019

The following table sets forth information regarding equity awards held by our Named Executive Officers as of February 1, 2020.

	Option Awards				Stock Awards(1)
						Value of	Equity Incentive	Equity Incentive
	Number of	Number of			Number of	Shares or	Plan Awards	Plan Awards
	Securities	Securities			Shares or	Units of	Number of	Value of
	Underlying	Underlying	Option		Units of	Stock That	Unearned Shares,	Unearned Shares,
	Unexercised	Unexercised	Exercise	Option	Stock That	Have Not	Units or Other	Units or Other
	Options (#)	Options (#)	Price	Expiration	Have Not	Vested	Rights That	Rights That
Name	Exercisable	Unexercisable	($)(2)	Date(3)	Vested (#)	($)(4)	Have Not Vested (#)	Have Not Vested ($)(4)
Ashley Buchanan (5)					795,000	3,919,350
	—	500,000	8.73	1/5/2030
Mark S. Cosby (6)					184,665	910,398
	—	860,000	9.87	10/20/2029
Carl S. Rubin (7)					—	—
	844,507	—	13.86	3/17/2021
	138,154	—	23.10	4/1/2021
	138,664	—	23.90	4/1/2021
	139,571	—	22.39	4/1/2021
	79,274	—	19.71	4/1/2021
Denise A. Paulonis (8)					—	—
	67,400	—	22.75	3/31/2020
	24,170	—	23.10	3/31/2020
	50,794	—	24.61	3/31/2020
	24,564	—	22.39	3/31/2020
	13,953	—	19.71	3/31/2020
Vidya Jwala (9)					303,652	1,497,004
	—	32,622	8.43	11/17/2029
J. Robert Koch (10)					77,168	380,438	57,537	283,657
	26,082	78,246	19.17	6/28/2028
	—	84,762	11.42	3/28/2029
Philo Pappas (11)					67,317	331,873
	18,987	—	13.90	7/2/2021
	30,232	—	15.16	8/11/2024
	39,685	—	23.10	9/29/2025
	28,766	9,589	23.90	9/13/2026
	24,564	24,564	22.39	3/30/2027
	13,953	41,859	19.71	3/28/2028

(1)

Each individual will receive all dividends and distributions, if any, paid with respect to the shares of vested restricted stock he or she holds, but if any such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability and vesting conditions as are the shares of restricted stock with respect to which they were paid.

(2)

All stock option awards granted prior to June 27, 2014, our first day of listing on The Nasdaq Global Select Market, have an exercise price determined by us to be equal to or greater than the fair market value of our Common Stock on the date of grant. Because prior to June 27, 2014, the Company was privately‑held and there was no public market for our Common Stock, the fair market value of our Common Stock was determined by our Board based on available information that was material to the value of our Common Stock at the time such determination was made, including any third‑party valuation reports, the principal amount of the Company’s indebtedness, the Company’s actual and projected financial results, and fluctuations in the market value of publicly traded companies in the retail industry. All stock option awards granted on or after June 27, 2014 have an exercise price equal to the closing price of our Common Stock on The Nasdaq Global Select Market on the date of grant.

(3)

All stock option awards granted prior to the approval of the Amended and Restated 2014 Omnibus Long-Term Incentive Plan (the “Original Omnibus Plan”) by our stockholders on June 6, 2014, have an eight‑year term, and all stock option awards granted after the approval of the Original Omnibus Plan have a ten‑year term.

2020 PROXY STATEMENT | 27

(4)	Market values reflect the closing price of our Common Stock on The Nasdaq Global Select Market on January 31, 2020 (the last business day of fiscal 2019), which was $4.93.
(5)

Stock options were granted to Mr. Buchanan on January 6, 2020, vesting at the rate of 25% per year on each of the first through fourth anniversaries of January 6, 2020. The Company granted 795,000 unvested restricted stock units to Mr. Buchanan on January 6, 2020, vesting at the rate of 50% on each of the first and second anniversaries of the date of grant. Mr. Buchanan’s equity awards may also vest upon the termination of Mr. Buchanan’s employment without cause or resignation for good reason within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Buchanan’s applicable award agreement) if the awards are assumed or substituted in the transaction.

(6)

Stock options were granted to Mr. Cosby on October 21, 2019, vesting at the rate of 25% per year on each of the first through fourth anniversaries of October 21, 2019. Mr. Cosby’s award of 18,943 restricted shares, of which 11,840 restricted shares are unvested, vests 12.5% every three months after February 28, 2019. Mr. Cosby’s award of 33,333 restricted shares, of which 20,832 restricted shares are unvested, vests 12.5% on the last day of each subsequent quarter after May 6, 2019. Mr. Cosby’s award of 55,310 restricted shares, of which 41,482 restricted shares are unvested, vests 12.5% on the last day of each subsequent quarter after August 5, 2019. Mr. Cosby’s award of unvested 75,000 restricted stock units vests 50% on the first and second anniversary of October 21, 2019. Mr. Cosby’s award of 40,584 restricted stock units, of which 35,511 restricted stock units are unvested, vests 12.5% on the last day of each subsequent quarter after November 4, 2019. Each of Mr. Cosby’s equity awards (other than the 860,000 options and 75,000 restricted shares granted on October 21, 2019) also vest upon a Qualifying Termination (as defined in Mr. Cosby’s applicable award agreement) of his roles as Chief Executive Officer and as a member of the Board. A portion of his October 2019 restricted stock unit awards will also vest upon the termination of his role as Chief Executive Officer without cause (as defined in Mr. Cosby’s applicable award agreement) and the cessation of his service on the Board. A portion of his October 2019 stock options will vest upon the termination of his role as Chief Executive Officer without cause (as defined in Mr. Cosby’s applicable award agreement).

(7)

Mr. Rubin’s employment as Chief Executive Officer terminated effective February 28, 2019. Effective April 1, 2019, Mr. Rubin’s service both as Chairman of the Board and as an employee of MSI terminated. Stock options were granted to Mr. Rubin (i) effective March 18, 2013, vesting at the rate of 20% per year on each of the first through fifth anniversaries of March 18, 2013 and (ii) effective September 30, 2015, September 14, 2016, March 31, 2017 and March 29, 2018, each vesting at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant. Any unvested restricted stock or restricted stock units held by Mr. Rubin as of April 1, 2019 (the date of termination) were forfeited. The expiration dates of his vested and unexercised options are pursuant to the Rubin Separation Agreement entered into between Mr. Rubin and the Company. For more information about Mr. Rubin’s separation, including his agreements with the Company, see “Executive Compensation – Potential Payments upon Termination or Change of Control – Rubin Separation Agreement,” description below under “Rubin Equity upon Separation,” which further describes the treatment of Mr. Rubin’s equity awards in connection with his employment termination.

(8)

Stock options were granted to Ms. Paulonis  (i)  on December 9, 2014, September 30, 2015, August 29, 2016, March 31, 2017, and March 29, 2018, each vesting at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant. Any unvested restricted stock or restricted stock units held by Ms. Paulonis as of January 31, 2020 (the date of termination) were forfeited. Any vested but unexercised options held by Ms. Paulonis remained exercisable for 60 days following the date of termination.

(9)

Stock options were granted to Mr. Jwala on November 18, 2019, vesting at the rate of 25% per year on each of the first through fourth anniversaries of November 18, 2019. Mr. Jwala’s award of 303,652 restricted stock units vests 25% on each of the first through fourth anniversaries of November 18, 2019. Each of Mr. Jwala’s equity awards may also vest upon the termination of Mr. Jwala’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Jwala’s applicable award agreement) if the awards are assumed or substituted in the transaction.

(10)

Stock options were granted to Mr. Koch on June 29, 2018 and March 29, 2019, each vesting at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant. Mr. Koch’s award of 17,388 restricted stock units, of which 13,041 restricted stock units are unvested, vests 25% on each of the first through fourth anniversaries of June 29, 2018. Mr. Koch’s award of 14,127 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of March 29, 2019. Mr. Koch’s award of 50,000 unvested restricted stock units vests 25% on each of the first through fourth anniversaries of October 21, 2019. Mr. Koch’s award of 57,537 unvested restricted stock units vests as certain award performance criteria are met. Each of Mr. Koch’s equity awards may also vest upon the termination of Mr. Koch’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Koch’s applicable award agreement) if the awards are assumed or substituted in the transaction.

(11)

Stock options were granted to Mr. Pappas on July 3, 2013, August 12, 2014, September 30, 2015, September 14, 2016, March 31, 2017 and March 29, 2018, each vesting at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant. Mr. Pappas’s award of 7,671 restricted stock units, of which 1,918 restricted stock units are unvested, vests 25% per year on each of the first through fourth anniversaries of September 14, 2016. Mr. Pappas’s award of 8,188 restricted stock units, of which 4,094 restricted stock units are unvested, vests 25% per year on each of the first through fourth anniversaries of March 31, 2017. Mr. Pappas’s award of 9,302 restricted stock units, of which 6,976 restricted stock units are unvested, vests 25% per year on each of the first through fourth anniversaries of March 29, 2018. Mr. Pappas’s award of 6,946 restricted shares vests 100% on the first anniversary of February 28, 2019. Mr. Pappas’s award of 12,222 restricted shares vests 100% on the first anniversary of May 6, 2019. Mr. Pappas’s award of 20,280 restricted shares vests 100% on the first anniversary of August 5, 2019. Mr. Pappas’s award of 14,881 restricted shares vests 100% on the first anniversary of November 4, 2019. Prior to February 28, 2019, each of Mr. Pappas’s equity awards also vest upon the termination of Mr. Pappas’s employment without cause within 12 months following a Change of Control (as defined in the Omnibus Plan and Mr. Pappas’s applicable award agreement). On or after February 28, 2019, each of Mr. Pappas’s equity awards vest upon a Qualifying Termination (as defined in Mr. Pappas’s applicable award agreement). Mr. Pappas’s employment with the Company ended effective April 3, 2020, pursuant to the terms of his offer letter from the Company. Pursuant to his award agreements, on his termination date: (i) any vested but unexercised options remained exercisable until April 3, 2022; (ii) all unvested restricted shares granted in fiscal 2019 will vest according to the vesting schedule described above and (iii) all unvested stock options and unvested restricted stock units were forfeited.

28 |

Rubin Equity upon Separation

Pursuant to the Rubin Separation Agreement, Mr. Rubin’s equity awards that were scheduled to vest, in part, on September 14, 2019 and September 30, 2019, respectively, vested on his separation date, as though Mr. Rubin had remained in continuous employment with MSI through such scheduled vesting dates, pro-rated based on the number of days he was employed with MSI since the prior vesting dates of September 14, 2018 and September 30, 2018, respectively and his separation date. Mr. Rubin will have until April 1, 2021 (or, if earlier, until the end of their term) to exercise 62.5% of his vested but unexercised options. The remaining 37.5% of his unexercised options expired pursuant to the terms of his Separation Agreement.

Option Exercises and Stock Vested for Fiscal 2019

The following table shows the number of stock options exercised by our Named Executive Officers, and stock awards held by our Named Executive Officers that vested, during fiscal 2019.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired on	Value Realized	Acquired on	Realized on
	Exercise	on Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Ashley Buchanan	—	—	—	—

Mark S. Cosby (1)	—	—	38,505	258,296

Carl S. Rubin (2)	—	—	55,584	637,869

Denise A. Paulonis (3)	—	—	30,544	298,632

Vidya Jwala	—	—	—	—

J. Robert Koch (4)	—	—	4,347	34,950

Philo Pappas (5)	—	—	8,274	87,663

(1)

Represents the fair market value of the shares on the vesting dates, which was (i) $9.29 with respect to 2,367 shares; (ii) $6.76 with respect to 4,167 shares; (iii) $5.42 with respect to 2,368 shares; (iv) $8.69 with respect to 11,081 shares; (v) $8.18 with respect to 2,368 shares; and (vi) $4.93 with respect to 16,154 shares, calculated as the closing stock price on The Nasdaq Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Cosby forfeited 11,222 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2019.

(2)

Represents the fair market value of the shares on the vesting dates, which was (i) $11.42 with respect to 21,140 shares; and (ii) $11.51 with respect to 34,444 shares, calculated as the closing stock price on The Nasdaq Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Rubin forfeited 14,957 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2019.

(3)

Represents the fair market value of the shares on the vesting dates, which was (i) $11.42 with respect to 2,326 shares; (ii) $11.51 with respect to 2,047 shares; (iii) $5.73 with respect to 3,386 shares; (iv) $10.07 with respect to 21,577 shares; and (v) $9.79 with respect to 1,208 shares, calculated as the closing stock price on The Nasdaq Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Ms. Paulonis forfeited 7,436 restricted shares to cover her withholding tax obligations due upon vesting of restricted shares in fiscal 2019.

(4)

Represents the fair market value of the shares on the vesting dates, which was $8.04 with respect to 4,347 shares, calculated as the closing stock price on The Nasdaq Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Koch forfeited 1,058 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2019.

(5)

Represents the fair market value of the shares on the vesting dates, which was (i) $11.42 with respect to 2,326 shares; (ii) $11.51 with respect to 2,047 shares; (iii) $9.45 with respect to 1,917 shares; and (iv) $9.79 with respect to 1,984 shares, calculated as the closing stock price on The Nasdaq Global Select Market on the vesting dates or business day immediately following the vesting dates multiplied by the number of shares vesting. Mr. Pappas forfeited 2,437 restricted shares to cover his withholding tax obligations due upon vesting of restricted shares in fiscal 2019.

Deferred Compensation Plan

The Company offers a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for the Named Executive Officers and other highly compensated team members. The Deferred Compensation Plan provides participants with the opportunity to defer up to 75% of their base salary and up to 100% of their annual bonus. Participants are 100% vested in these deferrals and any related investment returns. The Company does not currently make any matching cash contributions to the participant accounts. As of the end of fiscal 2019, none of the Named Executive Officers had contributed to the Deferred Compensation Plan.

2020 PROXY STATEMENT | 29

Potential Payments upon Termination or Change of Control

Messrs. Cosby and Rubin were each entitled under their employment agreements to certain benefits in the event of termination as described below under “Cosby Employment Agreement” and “Rubin Separation Agreement.”

Ms. Paulonis and Messrs. Jwala, Koch and Pappas participate in the OSPP (as described below), which provides for severance payments and benefits upon certain terminations of employment. Mr. Buchanan, while not a participant of the OSPP, will be eligible to receive certain severance benefits under the same terms and conditions as the OSPP, as set forth in Mr. Buchanan’s employment agreement.

In addition, in the event of a Change of Control (as defined in the Omnibus Plan), the Omnibus Plan provides for a range of possible actions with respect to outstanding equity awards, including acceleration of vesting. In the event of a transaction that constitutes a Change of Control for awards granted following the adoption of the Omnibus Plan on June 6, 2014, each Named Executive Officer, would be entitled to acceleration of his or her equity awards in the event of a subsequent termination of employment within twelve months following the Change of Control. In addition, our Named Executive Officers may also be entitled to accelerated vesting of their respective equity awards or an extended period to exercise their vested stock options upon a termination of employment, depending on the specific circumstance as set forth below. The payments for which the Named Executive Officers are eligible under various circumstances related to a Change of Control or termination of employment are detailed below.

For awards granted following the adoption of the Omnibus Plan, a “Change of Control” means the occurrence of any of the following: (i) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the SEC under the Securities Exchange Act of 1934, as in effect from time to time), other than Bain and Blackstone and their respective affiliated funds, excluding, in any case referred to in clause (i) or (ii) an initial public offering or any bona fide primary or secondary public offering following the occurrence of an initial public offering; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

See “Proposal 2 – Approval of Amendment and Restatement of Michaels Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan” for additional information with respect to the Proposed Plan and potential payments upon a termination of employment or a change of control.

Rights and Potential Payments on Termination for Cause, Death, Disability and Voluntary Resignation

Cause. Each of the Buchanan Agreement, the Cosby Agreement and the OSPP provides that no payments or benefits are due to a Named Executive Officer in the event of a termination for cause except amounts accrued and payable to such executive through the termination date. Under the Omnibus Plan, all stock options (whether vested or unvested) will immediately terminate on a termination of employment for cause.

Death. Each Named Executive Officer is provided a life insurance policy by the Company with a $1,000,000 benefit, which would be payable to the executive’s beneficiaries upon such executive’s death. The Buchanan Agreement provides that his permitted transferees would be entitled to his signing bonus, if death occurs before the second anniversary of his start date. Mr. Buchanan’s restricted stock unit award agreement provides that, if his employment terminates by reason of his death prior to January 6, 2024, the Company may elect to cancel and cash out his unvested restricted stock units at a per-share price equal to the closing price of the units on the date of grant, or, if the Company does not provide such payment within 90 days following death, the unvested restricted stock units would vest in full.

Under the Omnibus Plan, the permitted transferee of each Named Executive Officer has one year following the executive’s termination of employment (or three years following his termination other than for cause as Senior Advisor,

30 |

in the case of Mr. Cosby) (or through the option’s expiration date, if earlier) to exercise any vested stock options held by the Named Executive Officer as of his or her death. Assuming the executive’s death on February 1, 2020, the last day of our fiscal year, the exercise price for each outstanding stock option granted to the Named Executive Officers was above $4.93 per share of Common Stock, the closing price of our Common Stock on The Nasdaq Global Select Market on January 31, 2020 (the last business day of fiscal 2019). As such, upon the executive’s death on the last day of fiscal 2019, our Named Executive Officers’ permitted transferees would not have possessed any in the-money vested stock options to exercise.

Disability. The Company provides each Named Executive Officer with an executive long term disability policy for the benefit of such executive, which would afford such executive a right to disability benefits after 90 days of the executive becoming disabled in the amount of 67% of monthly compensation up to $20,000 per month. This benefit generally continues until the disability is resolved or age 65. The Buchanan Agreement provides that he would be entitled to his signing bonus if termination due to disability occurs before the second anniversary of his start date. Mr. Buchanan’s restricted stock unit award agreement provides that, if his employment terminates by reason of his disability prior to January 6, 2024, the Company may elect to cancel and cash out his unvested restricted stock units at a per-share price equal to the closing price of the units on the date of grant, or, if the Company does not provide such payment within 90 days following death, the unvested restricted stock units would vest in full.

During the one year period following a Named Executive Officer’s termination of employment due to disability (or three years following his termination other than for cause as Senior Advisor, in the case of Mr. Cosby) (or through the option’s expiration date, if earlier), the executive may exercise any vested stock options held by him or her as of his or her termination date. On the last day of fiscal 2019, none of the Named Executive Officers held in-the-money vested stock options.

Voluntary resignation. In the event of a voluntary resignation of any of the Named Executive Officers, there are no payments or benefits that continue beyond what is accrued and payable through the termination date. In the event of a voluntary resignation in the case where the executive is (i) at or above age 65 or (ii) at or above age 55 with five years of service to the Company, any vested options held by him or her granted in fiscal 2017 or fiscal 2018 will remain exercisable for two years following such resignation (or through the option’s expiration date, if earlier). For option grants beginning in fiscal 2019, in the event a Named Executive Officer voluntarily terminates his or her employment by reason of his or her retirement, except where cause (as defined in the Omnibus Plan) exists, (a) at or above age sixty-five (65) or (b) at or above age fifty-five (55) with five (5) years of service to the Company, provided that the sum of the option holder’s age and years of service to the Company is at least sixty-five (65), each vested and exercisable option thereunder, will remain exercisable for two years following such resignation (or through the option’s expiration date, if earlier). Notwithstanding the foregoing, in the event Mr. Cosby voluntarily resigns his employment as Senior Advisor (and cause does not exist), he will have three years following his termination date to exercise any vested options (or through the option’s expiration date, if earlier). In the event none of the preceding termination scenarios apply upon a Named Executive Officer’s resignation, the executive may exercise any vested options held by him or her prior to his or her resignation for up to 60 days following termination (or through the option’s expiration date, if earlier).

Rights and Potential Payment upon a Change of Control or Termination without Cause or with Good Reason

Involuntary termination other than for cause. For Messrs. Koch and Pappas, in addition to benefits they are entitled to under the OSPP, in the event of an involuntary termination of employment for reasons other than for cause in the case where the executive is (i) at or above age 65 or (ii) at or above age 55 with five years of service to the Company, any vested options held by him or her granted in fiscal 2017 or fiscal 2018 will remain exercisable for two years following such termination (or through the option’s expiration date, if earlier). In the event Mr. Cosby’s employment as Senior Advisor terminates for any reason other than for cause (or where cause exists), he will have three years following his termination date to exercise any vested options (or through the option’s expiration date, if earlier).

Buchanan Employment Agreement

We entered into an employment agreement with Mr. Buchanan, which became effective on January 6, 2020, the date he commenced employment. Pursuant to the Buchanan Agreement, if Mr. Buchanan’s employment were terminated by the Company without cause or by Mr. Buchanan for good reason, then following the date of the termination, he would be entitled, subject to signing a release of claims, to receive a severance benefit equal to (i) his base salary at the annual rate in effect on the date of termination for a period of two years, (ii) the prorated amount of his annual target bonus for the year of termination (without regard to actual Company or individual performance) and (iii) for a period of

2020 PROXY STATEMENT | 31

eighteen months, the Welfare Benefit Payments (as defined in the OSPP). Mr. Buchanan’s severance entitlements are also subject to his compliance with certain restrictive covenants, including non‑competition, non‑hire, and non‑solicitation obligations during, and for two years following his employment.

Pursuant to the Buchanan Agreement “cause” means the following events or conditions, as determined by the Board in its reasonable judgment: (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates (as defined in the Buchanan Agreement), or refusal or failure to follow or carry out any direction of the Board determined in its reasonable judgment, and the continuance of such refusal, failure or negligence for a period of 10 business days after written notice; (ii) the material breach of any provision of any material agreement between Mr. Buchanan and the Company or any of its Affiliates and the continuance of such material breach for a period of 10 business days after delivery of written notice to the executive; (iii) fraud, embezzlement, theft or other dishonesty with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a material breach of fiduciary obligation to the Company or any of its Affiliates.

The term “good reason” means any of the following, if occurring without Mr. Buchanan’s consent: (i) removal of Mr. Buchanan from the position of Chief Executive Officer of MSI or the Company; (ii) Mr. Buchanan’s not having transitioned to the role of Chief Executive Officer by April 1, 2020; (iii) material diminution in the nature or scope of his responsibilities, duties or authority, a change in his direct reporting to the full Board, provided, however, that any material diminution of the business of the Company or any of its Affiliates shall not constitute “good reason”; (iv) material diminution in Mr. Buchanan’s base salary (as defined in the Buchanan Agreement) or in his annual bonus opportunity (as set forth in the Buchanan Agreement), or (v) relocation of Mr. Buchanan’s principal place of employment to an area outside of a 50‑mile radius from the Company’s current headquarters in Irving, Texas. To qualify as a termination for good reason under the Buchanan Agreement, notice to the Company must have been given by Mr. Buchanan within 90 days of the initial existence or occurrence of the condition and the Company must have failed to cure the good reason within 30 days of receiving notice.

In addition, under the agreements providing for his restricted stock unit and stock option grants, if the awards are assumed or substituted in a Change of Control (as defined in the applicable award agreement, as well as above under “– Potential Payments upon Termination or Change of Control”) and Mr. Buchanan’s employment is terminated by the Company without cause or by Mr. Buchanan resigns for good reason within 12 months following the Change of Control, all of Mr. Buchanan’s restricted stock units and stock options would immediately vest. The Buchanan Agreement provides no change of control severance benefits.

Cosby Employment Agreement

We entered into an employment agreement with Mr. Cosby, which became effective on February 28, 2019, the date he commenced employment, and was amended on October 21, 2019 and December 26, 2019. Pursuant to the Cosby Agreement, if Mr. Cosby’s (i) employment as Chief Executive Officer was terminated by the Company without cause; (ii) service on the Board was terminated without cause or (iii) he was not re-elected to the Board and circumstances constituting cause did not exist, he would be entitled to a prorated portion of his annual bonus (if any) for the year of termination. Each restricted stock award granted in the prior fiscal quarters and a pro-rata portion of the quarterly restricted stock unit award granted in the current quarter would vest on Mr. Cosby’s termination date.

The October 21, 2019 award agreements with respect to Mr. Cosby’s one-time restricted stock unit and stock option awards were amended on December 26, 2019, in connection with the appointment of Mr. Buchanan as President and Chief Executive Officer Designate of the Company. Should Mr. Cosby no longer serve as a member of the Board, a prorated portion of the restricted stock units due to vest on the next annual vesting date would vest, based on the number of days served on the Board from the grant date (or last annual vesting date, if it occurred later) to the termination date. Provided Mr. Cosby remains on the Board, the portion of the stock option award to vest on October 21, 2020 would vest. If Mr. Cosby ceases to serve on the Board before October 21, 2020, a prorated portion of the award due to vest on October 21, 2020 would vest, based on the number of days served on the Board from the grant date and the termination date. The remainder of his unvested stock options, restricted shares or restricted stock units would be forfeited on the termination date.

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If Mr. Cosby was terminated without cause because of the appointment of a new Chief Executive Officer, then he would also be entitled, subject to a signing a release of claims, a monthly cash amount for continued medical and dental benefits under COBRA equal to the amount contributed by the Company for his medical and dental benefits immediately prior to the termination date (with a related tax gross-up) for so long as Mr. Cosby remains on COBRA. Pursuant to the Cosby Agreement “cause” was as defined in the Omnibus Plan.

Rubin Separation Agreement

Mr. Rubin ceased to serve as Chief Executive Officer of the Company effective February 28, 2019. His role as Chairman of the Board, and his employment as an employee of the Company each terminated effective April 1, 2019. In connection with his separation, Mr. Rubin, the Company and its subsidiary MSI entered into the Rubin Separation Agreement. Under the Rubin Separation Agreement, Mr. Rubin is receiving the severance benefits to which he was entitled under his employment agreement. In particular, the Company is paying (1) his base salary of $1,202,000 for two years following his separation date of April 1, 2019; (2) an amount equal to two times his target bonus of 125% of his base salary; (3) a lump-sum amount equal to MSI’s premium cost for medical and/or dental plans during the COBRA period, subject to his payment of the employee portion; and (4) the cost of an executive physical. The Company also agreed to pay Mr. Rubin’s legal fees in connection with the negotiation of the Rubin Separation Agreement. The parties also agreed to certain mutual non-disparagement obligations. For more information about the Rubin Separation Agreement, including the treatment of his equity awards, please see “Executive and Director Compensation – Outstanding Equity Awards at Fiscal Year-End 2019 – Rubin Equity upon Separation.”

In addition, under the agreements providing for his restricted stock, restricted stock units and stock option grants, if Mr. Cosby’s employment is terminated by the Company without cause within 12 months following a Change of Control (as defined in the applicable award agreement, as well as above under “– Potential Payments upon Termination or Change of Control”), all of Mr. Cosby’s restricted stock and stock options would immediately vest to the extent assumed or substituted in the Change of Control. The Cosby Agreement provides no change of control severance benefits.

Officer Severance Pay Plan

The OSPP was established by the Company to provide certain severance benefits to designated officers (those with a position of Vice President or above, or an equivalent title as approved by the Compensation Committee, and excluding the Chief Executive Officer) in the event that their employment is permanently terminated as a result of a “Qualifying Termination.” For purposes of the OSPP, an executive is subject to a “Qualifying Termination” if:

*	the executive is on active payroll or is on an approved leave of absence with a right to reinstatement at the time his or her employment terminates;
*

the executive’s employment is terminated by the Company other than for “cause” (which includes a refusal or failure to perform, or material negligence in the performance of, the executive’s duties, a material breach of a material agreement between the executive and the Company, fraud, embezzlement, theft, other dishonesty, the conviction of or plea of guilty or nolo contendere to a crime involving dishonesty or moral turpitude, breach of a fiduciary duty to the Company or violation of Company policy that could expose the Company to liability or could damage the Company’s business or reputation) and other than a result of death or disability;

*

the executive is not offered and has not accepted other employment with (1) an affiliate of the Company, (2) a successor of the Company, or (3) a purchaser of some or all of the assets of the Company, in each case: (a) in a position which the executive is qualified to perform regardless of whether the executive is subject to, among other things, a new job title, different reporting relationships or a modification of the executive’s duties and responsibilities; (b) in a position that, when compared with the executive’s last position with the Company, provides a comparable base salary and bonus opportunity; and (c) where there is no change in the executive’s principal place of employment to a location more than 35 miles from the executive’s principal place of employment immediately prior to the Qualifying Termination; and

*

the executive continues employment until the termination date designated by the Company or such earlier date to which the Company agrees, and, during the period from the date the executive receives notice of termination until the termination date, the executive continues to perform to the reasonable satisfaction of the Company.

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Executives subject to a Qualifying Termination are entitled to the following benefits for the applicable severance pay period:

*

severance pay, payable in accordance with the Company’s normal payroll practices, at the following levels: (i) for the position of Vice President with less than two years of service, six months of base salary continuation; (ii) for the position of Vice President with two or more years of service, twelve months of base salary continuation; (iii) for the position of Senior Vice President, Executive Vice President or President with less than two years of service, twelve months of base salary continuation; and (iv) for the position of Senior Vice President, Executive Vice President or President with two or more years of service, eighteen months of base salary continuation;

*	a pro‑rated earned annual bonus for the year of termination; and
*

cash welfare benefit payments to be paid at a rate equal to (i) the Company‑paid portion of the group medical and dental plan premiums in effect for the executive (and his/her spouse and dependents, as applicable) immediately prior to the termination date, as pro‑rated for each payroll period, multiplied by (ii) 130%.

To obtain severance benefits under the OSPP, an executive must execute a severance agreement and release of claims, and, for the greater of twelve months or the severance period, the executive cannot solicit or hire any team member or distributor or vendor of the Company or its subsidiaries and will not directly or indirectly compete with, or join an organization that directly or indirectly competes with, the Company. Additionally, an executive officer will not be eligible for benefits under the OSPP if he or she is eligible for severance pay or other termination benefits under any other severance pay plan or under any employment agreement or other agreement with the Company or any of its affiliates.

Estimated Equity Payments

Had a Change of Control occurred on the last day of fiscal 2019 and the employment of each Named Executive Officer was subsequently terminated by the Company without cause, each Named Executive Officer would have realized $0 for his or her unvested options, including those with accelerated vesting (based on the spread, if any, of $4.93 per share of Common Stock, the closing price of our Common Stock on The Nasdaq Global Select Market on January 31, 2020 (the last business day of fiscal 2019), over the value of the applicable exercise prices for the options). Each Named Executive Officer would have realized the following values for his or her unvested restricted shares and restricted stock units, including those with accelerated vesting, had such Change of Control and subsequent termination of employment occurred:  Ashley Buchanan, $3,919,350; Mark S. Cosby, $910,398; Carl S. Rubin, $0; Denise A. Paulonis, $0; Vidya Jwala, $1,497,004; J. Robert Koch, $664,096 and Philo Pappas, $331,873.

Estimated Separation Payments

In connection with his ceasing to serve as Chief Executive Officer, Mr. Rubin is entitled to receive certain payments. The table below reflects the estimated amount of compensation payable to Mr. Rubin pursuant to the Rubin Separation Agreement.

Executive Payments
and Benefits
upon Termination
Without Cause
or by Executive
with good reason ($)
Salary	2,404,000
Bonus	3,005,000
Welfare Benefits (1)	38,535
Total	5,447,535

(1)

Represents the estimated value of the cash amount payable to Mr. Rubin in respect of post-termination medical and dental benefits, including an executive physical and related tax gross-ups, under the Rubin Separation Agreement.

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The table below reflects the amount of compensation payable in the event of a Qualifying Termination of each of the other Named Executive Officers, under the OSPP described above. The amounts shown in the table for the Named Executive Officers, assume that the executive’s termination was effective as of the last day of the fiscal year, February 1, 2020, and have been determined, where applicable, using a price of $4.93 per share of Common Stock, the closing price of our Common Stock on The Nasdaq Global Select Market on January 31, 2020 (the last business day of fiscal 2019). Ms. Paulonis is not included in the following table, as she resigned from the Company effective January 31, 2020. The actual amounts, or value, to be paid to these Named Executive Officers can only be determined at the time of such executive’s separation from the Company.

Executive Payments
and Benefits
upon Termination
Without Cause
or by Executive
with good reason ($)
Ashley Buchanan
Salary	2,400,000
Bonus	1,500,000
Welfare Benefits (1)	57,427
Total	3,957,427
Mark S. Cosby
Salary	—
Bonus	1,502,500
Welfare Benefits (1)	55,766
Total	1,558,266
Vidya Jwala
Salary	937,500
Bonus	500,000
Welfare Benefits (1)	43,070
Total	1,480,570
J. Robert Koch
Salary	464,000
Bonus	301,600
Welfare Benefits (1)	43,070
Total	808,670
Philo Pappas
Salary	1,125,000
Bonus	487,500
Welfare Benefits (1)	29,906
Total	1,642,406

(1)	Represents the estimated value of the cash amount that would be payable to the executive in respect of post-termination medical and dental benefits, including related tax gross-ups, under the OSPP.

Compensation of Directors

Director Compensation Program

Under the Company’s fiscal 2019 director compensation program, each eligible member of our Board received compensation for his or her service as a director, to the extent applicable, as follows: annual retainer of $65,000 for Board services, $17,500 for Audit Committee services, $10,000 for Compensation Committee services and $7,500 for Nominating and Governance Committee services. The chairs of the Audit Committee and Compensation Committee each received an additional annual retainer of $10,000, and the chair of the Nominating and Governance Committee received an additional annual retainer of $7,500. The Chairman of the Board received an additional annual retainer of $150,000. Each compensated independent director also received an annual grant of restricted stock units valued at approximately $115,000 on the date of grant, to be fully vested on the first anniversary of the date of grant.

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Director Compensation for Fiscal 2019

The following table sets forth information concerning the compensation earned by our directors during fiscal 2019. During fiscal 2019, Messrs. Bekenstein, Buchanan, Cosby, Cotton, Rubin and Wallace were not paid any fees by the Company for services as directors.

	Fees Earned
	or Paid in	Stock
Name	Cash (1)	Awards (2)	Total
Monte E. Ford	$90,000	$114,999	$204,999
Matthew S. Levin	$85,000	$114,999	$199,999
Karen Kaplan	$97,500	$114,999	$212,499
John J. Mahoney	$100,000	$114,999	$214,999
James A. Quella (3)	$216,071	$114,999	$331,070
Beryl B. Raff	$75,000	$114,999	$189,999

(1)	All cash retainer payments are made quarterly in arrears.
(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock unit awards calculated in accordance with FASB ASC Topic 718, based on the assumptions set forth in Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10‑K. The grant date fair value of each award received was calculated by multiplying the number of shares underlying the restricted stock unit award granted to the director by the closing price of our Common Stock on the date of grant. The amounts shown represent the value of the annual equity award we granted to our independent directors in accordance with our director compensation program described above, and reflect rounding down in the number of restricted stock units granted to avoid the grant of fractional shares. As of the last day of fiscal 2019, Messrs. Ford, Levin, Mahoney and Quella and Mses. Kaplan and Raff each held 10,070 restricted stock units, which subsequently vested on March 29, 2020.

(3)	Mr. Quella received a prorated amount of the additional $150,000 annual retainer upon being named Chairman of the Board in April 2019.

Director Ownership Guidelines

Under our director ownership guidelines, each compensated independent director is expected to own shares of our Common Stock in an amount equal to three times the director’s annual cash retainer. Each such director is expected to reach this ownership level within five years of first becoming a director or first being designated as an independent director. “Ownership” for this purpose includes shares held outright, unvested restricted shares, unvested restricted stock units, the in‑the‑money value of vested stock options, shares held by family members and shares held in trusts.

Equity Compensation Plan Information

The following table provides information about our Common Stock that may be issued under our equity compensation plans at February 1,  2020.

	Number of				Number of
	Securities to				Securities Remaining
	Be Issued				Available for
	upon Exercise		Weighted-Average Exercise		Future Issuance under
	of Outstanding		Price of Outstanding		Equity Compensation
	Options, Warrants		Options, Warrants		Plans (Excluding Securities
Plan Category	and Rights (a)		and Rights (b)		Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	12,378,576	(1)	9.99	(2)	6,522,005	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	12,378,576	(1)	9.99	(2)	6,522,005	(3)

(1)

This amount represents 7,572,396 shares of Common Stock subject to outstanding stock options,142,710 shares of Common Stock subject to outstanding unvested restricted stock awards and 4,663,470 shares of Common Stock subject to outstanding unvested restricted stock units under our Omnibus Plan. At February 1, 2020, the 7,572,396 outstanding option rights had a weighted-average contractual term of 7.0 years.

(2)

At February 1, 2020, the average exercise price of outstanding options was $16.32, and the average exercise price for outstanding unvested restricted stock awards and outstanding unvested restricted stock units was $0.

(3)	This amount reflects the shares of Common Stock remaining available for future awards (of the 28,553,765 shares authorized for grant or award) under our Omnibus Plan.

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AUDIT COMMITTEE MATTERS

Audit Committee Report

We operate in accordance with a written charter adopted by the Board and reviewed annually by the Committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of the Nasdaq and the Company’s Corporate Governance Guidelines. Further, the Board has determined that one of our members (Mr. Mahoney) is an audit committee financial expert as defined by the rules of the SEC.

The Audit Committee met eight times during fiscal 2019, including four meetings held with the Chief Financial Officer and Chief Accounting Officer and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm, prior to the public release of the Company’s quarterly earnings announcements in order to discuss the financial information contained in the announcements.

We took numerous actions to discharge our oversight responsibility with respect to the audit process. We received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding E&Y’s communications with the Audit Committee concerning independence and discussed with E&Y its independence. We discussed Michaels internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing with management, the internal auditors and E&Y. We also reviewed with both E&Y and our internal auditors their audit plans, audit scope and identification of audit risks.

Furthermore, we discussed with E&Y communications required by the Standards of the PCAOB (United States), as described in PCAOB Auditing Standard No. 16, “Communications with Audit Committees,” and, with and without management present, reviewed and discussed the results of E&Y’s examination of Michaels financial statements. We also discussed the results of the internal audit examinations with and without management present.

Fees to Independent Registered Public Accounting Firm

The aggregate fees the Company paid for professional services rendered by E&Y for fiscal 2019 and fiscal 2018 were:

(in thousands)	2019	2018
Audit (1)	$1,807,700	$1,502,122
Audit-Related (2)	45,000	66,440
Tax (3)	288,606	214,487
All Other (4)	222,597	227,200
Total	$2,363,903	$2,010,249

(1)

Audit fees were for professional services rendered for the audits of the Michaels consolidated financial statements including financial statement schedules, reviews of interim financial statements, subsidiary audits and assistance with review of documents filed with the SEC.

(2)	Audit‑related fees were for services related to our employee benefit plans as well as other one-off, special projects outside the normal scope of E&Y’s audit procedures.
(3)	Tax fees were for services related to tax compliance and routine consulting, including assistance with tax audits and appeals and international projects.
(4)

All other fees were for risk advisory services for information technology system implementations, including a pre-implementation review of the risks associated with an accounting system implementation/migration,  a subscription to a technical research tool provided by E&Y and research associated with certain employee-related matters.

We pre‑approve all audit services and all permitted non‑audit services by E&Y, including engagement fees and terms. We have delegated the authority to take such action between meetings to the Audit Committee chair, who reports the decisions made to the full Audit Committee at its next scheduled meeting.

Our policies prohibit the Company from engaging E&Y to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution‑in‑kind reports, actuarial services,

2020 PROXY STATEMENT | 37

internal audit outsourcing, any management function, legal services or expert services not related to the audit, or investment banking services or human resource consulting. In addition, we evaluate whether Michaels use of E&Y for permitted non‑audit services is compatible with maintaining E&Y’s independence. We concluded that E&Y’s provision of non‑audit services in fiscal 2019, which we approved in advance, was compatible with its independence.

We reviewed the audited financial statements of the Company as of February 1, 2020 with management and E&Y. Management has the responsibility for the preparation of the Michaels financial statements, and E&Y has the responsibility for the audit of those statements.

Based on these reviews and discussions with management and E&Y, we recommended that the Michaels audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended February 1, 2020 for filing with the SEC. We also have selected E&Y as the independent registered public accounting firm for fiscal 2020.

THE AUDIT COMMITTEE

John J. Mahoney, Chair
Monte E. Ford Karen Kaplan

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PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF MICHAELS SECOND AMENDED AND RESTATED 2014 OMNIBUS LONG-TERM INCENTIVE PLAN

In June 2017, stockholders approved the Michaels Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). On April 14, 2020, the Board adopted, subject to stockholder approval, the amendment and restatement of the Omnibus Plan (such amendment and restatement, the “Proposed Plan”). Included in the Proposed Plan are (i) an increase by 3,500,000 to the total number of shares that may be granted under the Omnibus Plan and (ii) certain technical changes to provisions relating to the deductibility of awards under Section 162(m) that no longer apply following enactment of the Tax Cuts and Jobs Act of 2017. As a Nasdaq-listed company, we are required to seek the approval of our stockholders before increasing the number of shares available for issuance under an equity compensation plan.

The purpose of the Omnibus Plan has been, and of the Proposed Plan will be to continue, to assist in recruitment and retention of our executives, directors, and other team members, as well as to align the long-term interests of our stockholders with management and our independent directors. Under the Omnibus Plan, there were, as of April 15, 2020:

*	7,348,445 options outstanding with a weighted average exercise price of $15.80 and a weighted average term of 6.92 years remaining;
*	141,837 unvested restricted stock awards outstanding;
*	6,731,863 unvested restricted stock units outstanding; and
*	4,152,478 shares available for issuance (of the 28,553,765 shares authorized for grant or award).

With the share increase, there would be 7,652,478 shares available for issuance (of the 32,053,765 shares authorized for grant or award) under the Proposed Plan.  Although the Board has not determined the benefits or amounts that will be received by or allocated to any individuals under the Proposed Plan, we expect the number of shares under the Proposed Plan to be sufficient for award grants for the next two (2) years, based on historical share usage.  Approval of the Proposed Amendment will allow the Company to continue to competitively recruit, retain, compensate and incentivize our executives, directors and other team members.

If we do not obtain stockholder approval of the Proposed Amendment, we will eventually have insufficient shares remaining under the Omnibus Plan to continue to provide equity-based compensation to our employees and independent directors. The Company may then need to consider using alternative forms of compensation in our compensation packages as recruitment and retention tools.

The Company will not grant any awards pursuant to the Proposed Plan prior to stockholder approval. Any awards granted by the Company prior to the Annual Meeting will be granted pursuant to the Omnibus Plan.

It is the judgment of the Board that the approval of the Proposed Amendment is in the best interests of the stockholders.

Description of the Proposed Plan

The Proposed Plan permits the grant of options, stock appreciation rights (“SARs”) restricted stock, restricted stock units and other stock-based awards. The following summary of the material features of the Proposed Plan is entirely qualified by reference to the full text of the Proposed Plan, approved by the Board on April 14, 2020, a copy of which is attached hereto as Appendix A.

Eligibility and Administration

The “Administrator” of the Proposed Plan is our Compensation Committee. The Compensation Committee may delegate, at its discretion, (i) its duties, powers and responsibilities to one or more of its members (or other members of the Board, including the full Board); (ii) the power to grant awards to the extent permitted by law to one or more officers of the Company; and (iii) certain ministerial tasks to employees or other persons. Key team members, directors and

2020 PROXY STATEMENT | 39

consultants and advisors to the Company and its affiliates may receive awards under the Proposed Plan. Eligibility for incentive stock options is limited to employees of Michaels or its subsidiaries. Eligibility for options other than incentive stock options is limited to individuals providing direct services to Michaels or its subsidiaries.

Effective Date and Expiration

On the condition that we obtain majority stockholder approval of the Proposed Plan at the Annual Meeting, the Proposed Plan will become effective on June 10, 2020. Unless earlier terminated by the Administrator, the Proposed Plan will terminate on May 20, 2024, the 10th anniversary of the adoption of the original 2014 Omnibus Long-Term Incentive Plan.

Stock Subject to the Proposed Plan; Share Recycling

As described above, there will be 32,053,765 shares authorized for grant or award under the Proposed Plan. The maximum number of shares of Common Stock with respect to which an individual may be granted awards under the Proposed Plan during any calendar year are: (i) 5,000,000 shares underlying stock options; (ii) 5,000,000 shares underlying SARS; (iii) 5,000,000 shares underlying awards other than stock options, SARs, or cash awards; and (iv) $10,000,000 in cash awards.

Common Stock delivered by the Company under the Proposed Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Proposed Plan.

The Proposed Plan does not permit shares withheld by the Company from an award either (i) in payment of the exercise price or (ii) to satisfy tax withholding requirements as not being delivered under the Omnibus Plan to be returned to the Proposed Plan.

Dividend Accrual

Under the Proposed Plan, dividends and dividend equivalents will not accrue on stock options or SARs. Dividends and dividend equivalents may accrue on equity awards other than stock options and SARs, but until such award vests, will not be paid by the Company and are subject to forfeiture.

Vesting

The Administrator determines the time or times at which an award will vest or become exercisable. Under the Proposed Plan, the Administrator may at any time accelerate the vesting or exercisability of an award, consistent with the Omnibus Plan. All awards under the Proposed Plan must require that the award be held by the grantee for a period of at least one year prior to vesting, exercisability, settlement, payment or distribution, as applicable. Five percent of the shares reserved for issuance under the Proposed Plan are exempt from this minimum holding period requirement.

Taxes

The delivery, vesting and retention of stock, cash or other property under an award are conditioned upon full satisfaction by the individual of all tax withholding requirements with respect to the award. The Administrator may, but need not, hold back shares from an award or permit an individual to tender previously owned shares of stock in satisfaction of tax withholding requirements, not in excess of the minimum withholding required by law or such other amount as would not result in adverse accounting treatment to the Company.

Covered Transactions

A Covered Transaction (as defined in the Proposed Plan) can include, without limitation, a merger of the Company, a sale of substantially all of the assets or outstanding Common Stock of the Company, or a dissolution or liquidation of the Company. In the event of a Covered Transaction, the Administrator may accelerate award vesting and exercisability, in full or in part, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Administrator, to participate as a stockholder in the Covered Transaction. The Administrator may

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also, in its discretion, provide for the assumption, continuation, substitution, cash-out, and/or termination of awards in connection with a Covered Transaction.

Awards under the Proposed Plan

Options

The Proposed Plan authorizes the grant of stock options, entitling the holder to acquire shares of Common Stock upon payment of the exercise price. In addition, the Proposed Plan authorizes the Administrator to grant stock options that are meant to be “incentive stock options” within the meaning of Section 422 of the Code. The exercise of an option permits the participant to purchase shares of Common Stock from Michaels at a specified exercise price per share. The exercise price granted under the Proposed Plan will be no less than the fair market value of the stock on the date of grant, except with respect to substitute awards granted in connection with certain corporate transactions involving the Company. Stock options have a maximum term of 10 years after the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a ten-percent stockholder).

SARs

The Proposed Plan authorizes the grant of SARs, which are rights entitling the holder upon exercise to receive an amount (payable in cash or Common Stock of equal value) equal to the excess of the fair market value of the shares of Common Stock subject to the right over the base value from which appreciation under the SAR is to be measured. The base value granted under the Proposed Plan will be no less than the fair market value of the stock on the date of grant, except with respect to substitute awards granted in connection with certain corporate transactions involving the Company. SARs have a maximum term of 10 years after the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a ten-percent stockholder).

Restricted Stock Awards and Units

Restricted stock award grants under the Proposed Plan are subject to restrictions requiring that the restricted stock is redelivered or offered for sale to the Company if specified conditions are not satisfied, including performance or other vesting conditions. Holders of restricted stock have voting rights with respect to such restricted stock.

The Proposed Plan also authorizes the grant of Restricted Stock Units. Delivery of Common Stock or cash in lieu of the Restricted Stock Units is subject to the satisfaction of specified performance or other vesting conditions.

Performance Awards

The Proposed Plan authorizes the grant of performance awards, which are any award subject to performance criteria. Performance criteria include Performance Criteria (described below), other than the passing of time or continued employment with Michaels.

Other Awards

The Administrator may grant other forms of awards payable in cash or shares of Common Stock under the Proposed Plan. The terms and conditions of such other form of award shall be specified by the grant.

Performance Criteria

Awards under the Proposed Plan may be made subject to the attainment of performance criteria, which may include, without limitation, an objectively determinable measure or measures of performance (“Performance Criteria”) relating to any or any combination of the following: sales; net sales; comparable store sales; sales by location or store type; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, and/or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating efficiencies; operating income; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; buyer contribution; acquisitions and divestitures (in

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whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

U.S. Federal Income Tax Consequences under the Proposed Plan

The following is a summary of some of the material U.S. federal income tax consequences associated with the grant and exercise of awards under the Proposed Plan under current U.S. federal tax laws and certain other tax considerations associated with awards under the Proposed Plan as of the date hereof. The summary does not address tax rates or non-U.S. or U.S. state or local tax consequences, nor does it address employment-tax or other U.S. federal tax consequences, except as noted.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a tax deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, generally any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes taxable income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding tax deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income to a participant, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock or other property received. A corresponding tax deduction is generally available to the Company at that time.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have taxable income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding tax deduction is generally available to the Company in the same year that the participant recognizes ordinary income. However, a participant may make an election under Section 83(b) of the Code (“83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding tax deduction will generally be available to the Company in the same year that the participant recognizes ordinary income. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the Proposed Plan, the holding period in the shares begins just after the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Unrestricted Stock. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at the time of such purchase or award, as applicable, over the purchase price, if any, and a corresponding tax deduction is generally available to the Company in the same year that the participant recognizes ordinary income. A participant who purchases or is awarded restricted stock has income as described in the preceding paragraph.

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Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Participants are generally taxed upon settlement (and a corresponding tax deduction is generally available to the Company) of a restricted stock unit, unless he or she has made a proper election to defer the receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

Proposed Amended Benefits

The Compensation Committee has full discretion to determine the number and amount of awards to be granted to participants under the Proposed Plan, subject to certain annual limits described above and the other terms of the Proposed Plan. Therefore, future benefits or amounts that will be issued under the Proposed Plan are not determinable at this time.

Your Board of Directors unanimously recommends a vote FOR Proposal 2, Approval of Amendment and Restatement of Michaels Second Amended and Restated 2014 Omnibus Plan.

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PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2020, and has directed that management submit the selection of that firm to the stockholders for ratification at the Annual Meeting. Representatives of E&Y are expected to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish to do so and will be available to answer appropriate questions from the stockholders.

Stockholder ratification of the selection of E&Y as the Company’s independent registered public accounting firm is not required by the bylaws or otherwise. However, we are submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain E&Y. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

For information concerning fees paid to E&Y during fiscal 2019 and fiscal 2018, see “Fees to Independent Registered Public Accounting Firm” above.

Your Board of Directors unanimously recommends a vote FOR Proposal 3, Ratification of Selection of Independent Registered Public Accounting Firm.

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VOTING REQUIREMENTS AND PROXIES

The affirmative vote of the holders of a plurality of votes properly cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The approval of the Proposed Plan and the ratification of the appointment of E&Y each requires the approval by holders of a majority of votes properly cast by the stockholders entitled to vote at the Annual Meeting.

If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for the election of the director nominees in Proposal 1 and for Proposals 2 (Approval of Amendment and Restatement of Michaels Second Amended and Restated 2014 Omnibus Long-Term Incentive Plan) and 3 (Ratification of Selection of Independent Registered Public Accounting Firm). The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any nominee should become unavailable, your shares will be voted for another nominee selected by the Board or for only the remaining nominees. If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote, brokers or nominees are not permitted to vote your shares on any matter, except that brokers may vote your shares on the Ratification of Selection of the Independent Registered Public Accounting Firm. With respect to the election of directors or the approval of the Proposed Amendment, if you do not instruct the broker or nominee how to vote, or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on and will have no effect on the outcome of that matter, but will be counted as in attendance at the meeting for purposes of a quorum.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

A stockholder who intends to present a proposal at the 2020 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Corporate Secretary no later than  December 31,  2020. Written proposals may be mailed to us at The Michaels Companies, Inc., 8000 Bent Branch Drive, Irving, Texas 75063 Attn: Corporate Secretary. A stockholder who intends to nominate a director or present any other proposal at the 2020 Annual Meeting of Stockholders but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than February 10,  2021 and no later than March 12,  2021. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our bylaws, which are available at http://investors.michaels.com, describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our bylaws.

OTHER MATTERS

At the time of mailing of this proxy, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.

We will bear the cost of solicitation of proxies. Our officers, directors and other team members may assist in soliciting proxies by mail, telephone and personal interview.

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THE MICHAELS COMPANIES, INC.

THIRD AMENDED AND RESTATED 2014 OMNIBUS LONG-TERM INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan is an amendment and restatement of the 2006 Plan, effective as of the Date of Adoption with respect to Awards granted prior to, on or after such date, subject only to Section 9 of the 2006 Plan, was further amended and restated effective as of the Second Restatement Date and the Third Restatement Date; provided, for the avoidance of doubt, that as to Stock Options granted prior to the Date of Adoption, no provision of this amendment and restatement shall have effect to the extent it would result (as determined by the Administrator) in a deemed new grant for purposes of Sections 409A or 422 of the Code. The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan (including, for the avoidance of doubt, Awards granted prior to, on or after the Third Restatement Date) is 32,053,765. Up to the total number of shares available for Awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock delivered in satisfaction of Awards will be determined by treating (i) as not having been delivered any shares of Stock underlying the portion of an Award that is settled in cash or the portion of any Award that expires, terminates or is forfeited prior to the issuance of Stock thereunder, and (ii) as having been delivered any shares of Stock withheld by the Company from any Award in payment of the exercise price of any Award requiring exercise or in satisfaction of the tax withholding requirements with respect to any Award.

(b) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.

(c) Annual Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards payable, to any person in any calendar year:
(1) Stock Options: 5,000,000 shares of Stock.
(2) SARs: 5,000,000 shares of Stock.
(3) Awards other than Stock Options, SARs or Cash Awards: 5,000,000 shares of Stock.
(4) Cash Awards: $10,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the

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maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout.

(d) Other Limitations.  (i) No portion of any grant of Restricted Stock may be scheduled to vest prior to the date that is one year following the date the Restricted Stock is granted; (ii) no portion of any grant of a Stock Option or SAR may be scheduled to become exercisable prior to the date that is one year following the date the Stock Option or SAR is granted; (iii) no portion of any grant of a Restricted Stock Unit, Performance Award or Cash Award may be scheduled to vest or be settled, paid or distributed prior to the date that is one year following the date the applicable Restricted Stock Unit, Performance Award or Cash Award is granted; provided, however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent of the shares of Stock reserved for issuance under Section 4(a) may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 4(d).

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees of, directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6. RULES APPLICABLE TO AWARDS
(a) All Awards.

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the terms and limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability.  Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations and exceptions as the Administrator may impose.

(4) Vesting, etc.   The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards

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that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of sixty (60) days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s death or Disability, as the case may be, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5) Additional Restrictions.  The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality.  Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6) Taxes.  The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary.  The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law or such other amount as would not result in adverse accounting treatment to the Company).

(7) Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (A) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains unvested or otherwise subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award, and (B) no dividends or dividend equivalents shall be payable with respect to Options or SARs.  Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A.

(8) Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.  The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Coordination with Other Plans.   Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates.  For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without

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limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4).Section 409A.  Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(10) Fair Market Value.   In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b) Stock Options and SARs.

(1) Time and Manner of Exercise.   Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award.  A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price.  The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.  Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise prices of outstanding Stock Options or the base values from which appreciation under outstanding SARs are to be measured, nor may the Company cancel, exchange, substitute, buyout or surrender outstanding Stock Options or SARs in exchange for cash, Stock Options with an exercise price that is less than the exercise price of the original Stock Options, SARs with a base value that is less than the base value of the original SARs, or other Awards, other than in accordance with the stockholder approval requirements of The Nasdaq Global Select Market.  Fair market value will be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

(3) Payment of Exercise Price.  Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4) Maximum Term.  Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above); provided, however, that, if a Participant still holding an outstanding but unexercised NSO or SAR ten (10) years from the date of grant (or, in the case of an NSO or SAR with a maximum term of less than ten (10) years, such maximum term) is prohibited by applicable law or a written policy of the Company applicable to similarly situated employees from engaging in any open-market sales of Stock, and if at such time the Stock is publicly traded (as determined by the Administrator), the maximum term of such Award will instead be deemed to expire on the thirtieth (30th) day following the date the Participant is no longer prohibited from engaging in such open market sales.

7. EFFECT OF CERTAIN TRANSACTIONS
(a) Mergers, etc. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution.  If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the

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assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards.   Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards.   Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction.  Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above.

(5) Additional Limitations.  Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction.  For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.  In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments.  The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, and the requirements of Section 409A, where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

2020 PROXY STATEMENT | A-5

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived.  The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law.  Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates.  In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.  Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Arbitration.  The Company agrees, and each Participant agrees as a condition to accepting an Award hereunder, to attempt in good faith to resolve any controversy or claim arising out of or relating to this Plan or any Award hereunder promptly by negotiations between themselves or their representatives who have authority to settle the controversy.  If the matter has not been resolved within sixty (60) days of the initiation of such procedure, the applicable Participant or the Company may require that the matter be submitted to final and binding arbitration under the Employment Arbitration Rules and Mediation Procedures of American Arbitration Association (the “AAA”).  The arbitration shall be held before a single arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the AAA, then before a single arbitrator having reasonable experience in corporate incentive plans of the type provided for in this Plan and who is chosen by the AAA.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq. (the “FAA”), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Any award of the arbitrator shall be final and binding upon such Parties (subject only to judicial review of the award under and in accordance with the FAA).  The place of arbitration shall be Dallas, Texas, or any other location mutually agreed to between the applicable Parties.  The arbitrator shall state, in writing, the reasoning on which the award rests.  Arbitration under this paragraph shall be the sole and exclusive remedy for any disputes arising out of relating to this Plan or any Award hereunder; provided, however, that this paragraph shall not preclude any Party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary or permanent injunction with respect to the enforcement of obligations of non-competition, non-solicitation, confidentiality and/or similar restrictions.  As a condition to accepting an Award hereunder, each Participant expressly waives any rights he or she may have to bring any claim arising out of or relating to this Plan or any Award hereunder to arbitration on a class or collective basis and agrees that an arbitrator will not have the authority to consolidate any such claims in a single proceeding.

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(b) Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(c) will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.

12. ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable.  All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13. GOVERNING LAW

(a) Certain Requirements of Corporate Law.  Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters.  Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Texas without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction.  By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of  the United States District Court for the Northern District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the Northern District of Texas; and (c)  waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

2020 PROXY STATEMENT | A-7

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Plan (formerly known as The Michaels Stores, Inc. 2006 Equity Incentive Plan and later renamed The Michaels Companies, Inc. Equity Incentive Plan) as in effect from time to time prior to the Date of Adoption.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i)     Stock Options.

(ii)    SARs.

(iii)   Restricted Stock.

(iv)   Unrestricted Stock.

(v)    Stock Units, including Restricted Stock Units.

(vi)   Performance Awards.

(vii)  Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”:  The Board of Directors of the Company.

“Cash Award”:  An Award denominated in cash.

“Cause”: With respect to any Participant, the following events or conditions, as determined by the Administrator in its reasonable judgment:  (i) the refusal or failure to perform (other than by reason of disability), or material negligence in the performance of such Participant’s duties and responsibilities to the Company or any of its Affiliates, or refusal or failure to follow or carry out any reasonable direction of the Board, and the continuance of such refusal, failure or negligence for a period of 10 days after written notice delivered by the Company to such Participant that specifically identifies the manner in which the Participant has refused or failed to perform, or been negligent in performing, his or her duties; (ii) the material breach by such Participant of any provision of any material agreement between such Participant and the Company or any of its Affiliates; (iii) fraud, embezzlement, theft or other dishonesty by such Participant with respect to the Company or any of its Affiliates; (iv) the conviction of, or a plea of nolo contendere by, such Participant to any felony or any other crime involving dishonesty or moral turpitude; and (v) any other conduct that involves a breach of fiduciary duty to the Company on the part of such Participant.

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“Change of Control”:  (i) Whenever used in an Award granted prior to the Date of Adoption, a “Change of Control” as defined in the Amended and Restated Stockholders Agreement among Michaels Stores, Inc. and Certain Stockholders of Michaels Stores, Inc., originally dated as of October 31, 2006 and as amended from time to time and in effect (unless otherwise defined in the documentation specifying the terms of such Award, in which case such other definition shall control), and (ii) in every other case, a “Change of Control” as defined in the relevant Award documentation.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”:  The Michaels Companies, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”:  May 20, 2014

“Disability”:  In the case of any Participant who is a party to an employment or severance-benefit agreement that contains a definition of “Disability,” (or words with similar or correlative meanings) the definition set forth in such agreement will apply with respect to such Participant under the Plan.  In the case of any other Participant, “Disability” will mean a disability that would entitle a Participant to long-term disability benefits under the Company’s long-term disability plan to which the Participant participates.  Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in Section 1.409A-3(i)(4)(i)(A) of the Treasury Regulations.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate.  If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.  Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.  The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred.  Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422.  Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

2020 PROXY STATEMENT | A-9

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.

“Performance Criteria”:  Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, payment or full enjoyment of an Award, which may include, without limitation, an objectively determinable measure or objectively determinable measures of performance relating to any or any combination of the following (measured absolutely, by reference to an index or indices, or relative to a peer group, and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; net sales; comparable store sales; sales by location or store type; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, and/or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; operating efficiencies; operating income; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; buyer contribution; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.  The Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”:  The Michaels Companies, Inc. 2014 Omnibus Long-Term Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”:  A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Second Restatement Date”:  June 7, 2017.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common stock of the Company, par value $0.10 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Third Restatement Date”:    June 10, 2020.

“Unrestricted Stock”:  Stock not subject to any restrictions under the terms of the Award.

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THE MICHAELS COMPANIES VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

Your vote matters – here's how to vote!

Online
Go to **www.envisionreports.com/MIK** or scan the QR code — login details are located in the shaded bar below.

Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends that you vote FOR the following Proposals 1, 2 and 3:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Josh Bekenstein	☐	☐	02 - Ashley Buchanan	☐	☐	03 - Mark S. Cosby	☐	☐
04 - Ryan Cotton	☐	☐	05 - Monte E. Ford	☐	☐	06 - Karen Kaplan	☐	☐
07 - Matthew S. Levin	☐	☐	08 - John J. Mahoney	☐	☐	09 - James A. Quella	☐	☐
10 - Beryl B. Raff	☐	☐						

4. Any other business properly brought before the meeting

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m., Central Time, on June 10, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/MIK delete QR code and control # oΔr scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MIK Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: 01 - Joshua Bekenstein 04 - Monte E. Ford 07 - John J. Mahoney 10 - Peter F. Wallace 02 - Mark S. Cosby 05 - Karen Kaplan 08 - James A. Quella 03 - Ryan Cotton 06 - Matthew S. Levin 09 - Beryl B. Raff Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________________________________ For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as The Michaels Companies, Inc. independent registered public accounting firm for the current fiscal year ending February 1, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 5 0 5 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 0312VC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends that you vote FOR the following proposals: Annual Meeting Proxy Card1234 5678 9012 345

DIRECTIONS TO THE ANNUAL MEETING The Michaels Companies, Inc. Support Center 8000 Bent Branch Drive Irving, Texas 75063 To attend the Annual Meeting, you must demonstrate that you were a Michaels stockholder as of the close of business on April [XX], 2020, or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of April [XX], 2020, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership. All stockholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures. From Dallas-Fort Worth International Airport (from the West) • • • • Take the north exit out of the airport. Take the TX-114E exit toward Irving/Downtown Dallas and merge onto TX-114E. Take the Belt Line Road exit and turn left onto N. Belt Line Road. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. From the East • • • • Drive West on IH-635. Take the President George Bush Turnpike S exit and merge onto President George Bush Turnpike. Take the DFW Airport/Royal Lane/TX-114 exit and immediately turn right onto Royal Lane. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. From the South • • • • • Drive North on I-35E N/ Stemmons Freeway. Keep left at the fork to continue to TX-183W and follow signs for TX-183/TX-114/Irving/DFW Airport. Keep right at the fork to continue on TX-114W and merge onto TX 114W. Take the Belt Line Road exit and turn right onto N. Belt Line Road. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. From the North • • • Drive South on President George Bush Turnpike . Take the DFW Airport/Royal Lane/TX-114 exit and immediately turn right onto Royal Lane. Turn right onto Bent Branch Drive and the Michaels Support Center will be on the right. Building Entrance and Parking Michaels Support Center is located at 8000 Bent Branch Drive in Irving, Texas 75063. We are in a two story red brick building with the “Michaels” sign located at the main entrance to our facility. The Shareholder meeting will be held in the Michaels Auditorium located inside the building near the intersection of Mesquite Bend Blvd and Bent Branch Drive. Parking will be available at the entrance closest to the Michaels Auditorium. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Stockholders The Michaels Companies, Inc. Support Center, 8000 Bent Branch Drive, Irving, Texas 75063 Proxy Solicited by the Board of Directors for Annual Meeting — June 10, 2020 Mark S. Cosby, Denise A. Paulonis and Navin Rao, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Michaels Companies, Inc. to be held on June 10, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSAL 2. The proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — THE MICHAELS COMPANIES, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MIK